UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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OLLiE'S
"GOOD STUFF CHEAP"
OLLiE'S
"GOOD STUFF CHEAP"
OLLI Nasdaq Listed

April 30, 2026
Dear Fellow Shareholders,
We came into last year with ambitious goals and our team delivered. We opened a record number of stores, expanded our customer base to new levels, and improved our competitive positioning through increased scale. Our accelerated growth amid continued retail consolidation reinforces the flexibility and durability of our model.
Ollie’s was built around a simple and enduring purpose: to save customers money on high-quality, brand-name merchandise. We sell Good Stuff Cheap®—real household brands at prices typically up to 70% below the fancy stores. Our value proposition is supported by a flexible, opportunistic business model that thrives across cycles while creating value for customers, vendors, and shareholders.
A Flexible Model, Strengthened by Scale
Our opportunistic buying model is inherently adaptable. Supported by deep, long-standing relationships with manufacturers, wholesalers, and retailers, we source the most compelling deals across a wide range of categories and build our assortment based on opportunity, not obligation.
In fiscal 2025, our accelerated growth meaningfully amplified the benefits of our size and scale. We opened 86 new stores—more than in any year in our history—and ended the year with 645 locations across 34 states. This pace of expansion enhanced our buying power, expanded merchandise access, and strengthened our position as a trusted partner to vendors managing excess inventory.
As other retailers exited the market, Ollie’s expanding footprint improved our ability to access larger and better deals, exert greater control over our product assortment, and drive improved sales productivity. These dynamics reinforce how our model strengthens as the industry evolves.
To further enhance execution at scale, we also continued to invest in our people and infrastructure. We strengthened our bench in many critical areas, including planning and allocation, marketing, and new store development, and increased distribution center throughput through expansion and automation.
A Long Runway for Consistent Growth
Ollie’s long-term growth opportunity remains substantial. With a long-term target of 1,300 stores, we are only at the half-way mark of our store potential. We continue to pursue disciplined, contiguous expansion that leverages brand awareness, real estate availability, field leadership, and supply chain efficiency while maintaining strong returns. As our store base grows, the benefits of scale increasingly compound—supporting consistent execution, repeatable financial results, and strong cash generation over time.
We are also growing our customer base. Our Ollie’s Army loyalty program continues to drive customer acquisition and engagement, while program enhancements—including exclusive shopping events and our co-branded Ollie’s credit card—are deepening loyalty and increasing lifetime customer value. Through our growing digital marketing initiatives, we are also reaching new consumers and expanding engagement levels with existing customers.
Financial Strength and Capital Discipline
Ollie’s financial foundation remains a strategic advantage. We ended fiscal 2025 with a strong balance sheet, robust cash generation, and no meaningful long-term debt. This position supports continued growth, enhances vendor credibility, and enables disciplined capital allocation, including measured share repurchases alongside sustained reinvestment in the business.

Looking Ahead
We enter fiscal 2026 confident in the durability of our model and the opportunities ahead. With increasing scale, a flexible operating structure, and a significant long-term growth runway, we believe Ollie’s is well positioned to deliver attractive and consistent long-term shareholder returns—particularly as retail consolidation continues. In that context, our Board remains focused on governance and compensation practices that reinforce long-term, performance-based decision-making and stockholder alignment.
Our People
None of this would be possible without my fellow teammates. I am deeply grateful to the thousands of associates who bring commitment and pride to the purpose of saving people money. Selling Good Stuff Cheap is not just what we do, it is in every fiber of our being!
Thank you shareholders for your continued trust and support.
WE are… OLLIE’S!
Sincerely,

Eric van der Valk
President, Chief Executive Officer, Director, and Loyal Bargainaut
This letter and accompanying document include forward-looking statements, including related to our near-term strategic goals and capabilities. Generally speaking, any statement in the following document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of words such as “could,” “should,” “can,” “aim,” “estimate,” “forecast,” “intend,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” and “potential,” or similar expressions. In particular, statements regarding the Company’s plans, strategies, prospects and expectations regarding its business and industry, are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. These forward-looking statements involve a number of risks and uncertainties. Please refer to “Cautionary Note Regarding Forward-Looking Statements” and Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Securities and Exchange Commission on March 19, 2026 for a discussion of factors that could cause actual results to differ from those in the forward-looking statements. Except as required by law, the Company does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
6295 Allentown Boulevard, Suite 1
Harrisburg, Pennsylvania 17112
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2026 at 10:00 a.m. local time
To our Stockholders,
Notice is hereby given that the 2026 Annual Meeting of Stockholders of Ollie’s Bargain Outlet Holdings, Inc. (“Annual Meeting”) will be held on June 11, 2026, at 10:00 a.m. local time at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112 to:
1.	Elect 10 directors to serve on the Board of Directors until the 2027 annual meeting of stockholders (the “Next Annual Meeting”);
2.	Approve a non-binding advisory proposal regarding named executive officer compensation;
3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 (“Fiscal 2026”).
We will also consider any other matters that properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Our Board of Directors fixed the close of business on April 15, 2026, as the record date (“Record Date”) for the determination of stockholders eligible to receive notice of and to vote at our Annual Meeting, and any adjournments or postponements thereof.
To reduce the environmental impact and cost of our Annual Meeting, we are providing access to proxy materials electronically through the internet pursuant to the Securities and Exchange Commission’s (the “SEC”) “notice and access” rules. However, if you prefer to receive paper copies of our annual proxy materials, please follow the instructions included in the Notice of Internet Availability.
To be admitted to the Annual Meeting, you must present proof of stock ownership as of the Record Date and a valid photo identification. Please follow the procedures described on pages 3-5 of the Proxy Statement.
Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend.

BY ORDER OF THE BOARD OF DIRECTORS

James J. Comitale
Senior Vice President, General Counsel, and Corporate Secretary
April 30, 2026

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
Proxy Statement – Table of Contents

2026 PROXY STATEMENT i

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.
6295 Allentown Boulevard, Suite 1
Harrisburg, Pennsylvania 17112
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 11, 2026
INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING
The Board of Directors (the “Board”) of Ollie’s Bargain Outlet Holdings, Inc. (“Ollie’s,” “we,” “us,” “our,” or the “Company”) is soliciting your proxy to be voted at the Annual Meeting to be held on June 11, 2026, at 10:00 a.m. local time at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112, and any postponement or adjournment thereof.
Matters Considered at the Annual Meeting
At the Annual Meeting, stockholders will be asked to vote to: (1) elect 10 nominees named herein as directors to hold office until the Next Annual Meeting; (2) approve a non-binding advisory proposal regarding the compensation of named executive officers (“Named Executive Officer(s)” or “NEO(s)”); and (3) ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for Fiscal 2026. The Board is not aware of any matters to be brought before the Annual Meeting other than as set forth in the notice of meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote in accordance with their best judgment on such matters.
Record Date; Stock Outstanding; and Entitled to Vote
Holders of common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 60,661,294 shares of common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.
Important Notice of Internet Availability Proxy Materials
Under the “notice and access” rules adopted by the SEC, we are furnishing Proxy Materials as defined on page 2 of this proxy statement (the “Proxy Statement”) to most of our stockholders through the internet, rather than mailing printed copies. By doing so, we save costs and reduce our impact on the environment. If you received a Notice of Internet Availability by mail, you will not receive printed copies of the Proxy Materials unless you request them in writing. The Notice of Internet Availability will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions on the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or about April 30, 2026, to all stockholders of record as of the Record Date for the Annual Meeting.
Participating in the Annual Meeting; Admission
If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the Annual Meeting. If you are the beneficial owner of shares held in “street name” as of the close of business on the Record Date, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker, or other nominee, along with a form of photo identification. Alternatively, you may contact the broker, bank, or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the Annual Meeting.
Please note that we will decide, in our sole reasonable discretion, whether the documentation presented for admission meets the requirements described above.

2026 PROXY STATEMENT 1

Proxy Materials
Our “Proxy Materials” include:
•	This Proxy Statement;
•	A Notice of our Annual Meeting (which is attached to this Proxy Statement); and
•	Our 2025 Annual Report to Stockholders.
If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a Proxy Card or voting instructions form. If you received or accessed these materials through the internet, your Proxy Card or voting instructions form are available to be filled out and executed electronically. You should review this entire Proxy Statement and the 2025 Annual Report to Stockholders before you vote.
2026 PROXY HIGHLIGHTS
•	Annual Meeting: June 11, 2026 at 10:00 a.m. local time (Colonial Golf and Tennis Club, Harrisburg, PA).
•	Proposals: (1) Elect 10 directors; (2) Advisory vote on Named Executive Officer compensation (Say-on-Pay); and (3) Ratify KPMG LLP as independent registered public accounting firm for Fiscal 2026.
•	Board Recommendation: FOR all proposals.
•	Board Composition: 10 directors; 8 independent non-employee directors, plus Executive Chairman and President and Chief Executive Officer; annual elections (declassified board).
•
Governance Practices: majority voting in uncontested elections with resignation policy; no supermajority vote provisions; prohibition on hedging and pledging; annual Board and committee self-evaluations.

•
Compensation Highlights: performance-based annual incentive tied to Adjusted EBITDA; long-term incentives delivered through stock options and RSUs with multi-year vesting; clawback policy in place; double-trigger change-in-control protections; no 280G tax gross-ups.

Quorum; Shares Held by Brokers
The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued, outstanding, and entitled to vote as of the Record Date, is required to constitute a quorum to transact business at the Annual Meeting.
Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by broker non-votes (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum.
If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, your broker may vote your shares on any discretionary items of business to be voted upon at the Annual Meeting. If you do not provide voting instructions to your broker on how to vote your shares on any non-discretionary item of business, then the broker will not be able to vote your shares, which is known as a “broker non-vote.” The appointment of KPMG (Proposal 3) is considered a discretionary item, and brokers may vote on behalf of beneficial owners who have not provided voting instructions on this discretionary item. Brokers cannot vote on any of the other proposals contained in this Proxy Statement, which are non-discretionary items of business, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received such voting instructions, brokers report such number of shares as “non-votes.”
Required Votes on Proposals
Election of Directors. Proposal 1. The affirmative vote of the holders of a majority of the votes cast with respect to each director at the Annual Meeting is required to elect each nominee named herein as a director. Abstentions and broker non-votes will have no effect on this nondiscretionary proposal.

2 2026 PROXY STATEMENT

Non-Binding Advisory Vote to Approve Named Executive Officer Compensation. Proposal 2. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this nondiscretionary proposal. Abstentions and broker non-votes will have no effect on this proposal.
Ratification of the Selection of KPMG. Proposal 3. The ratification of the selection of KPMG as our independent registered public accounting firm for Fiscal 2026, will be approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and voting on this proposal. This is a discretionary proposal, and brokers may vote on behalf of beneficial owners who have not furnished voting instructions on this item. Abstentions will have no effect on the outcome of this proposal.
Other Matters. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.
Although the advisory vote in Proposal 2 is non-binding, our Board will review the results of the vote and will take the results into account in making determinations regarding our Named Executive Officer compensation.
The vote on each matter submitted to the stockholders is tabulated separately. Broadridge Financial Solutions, or a representative thereof, will tabulate the votes.
How to Vote; Revocation of Proxies
Stockholders of record are requested to vote by proxy in one of four ways:
•	By telephone – Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;
•	By internet – Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;
•
By mail – If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign, and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

•	In person – You can deliver a completed proxy card at the Annual Meeting or vote in person at the Annual Meeting.
Voting instructions (including instructions for both telephonic and internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholder instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders, and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.
If a stockholder does not submit a proxy by the internet or by telephone or return a signed proxy card and does not attend the Annual Meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.
If you sign and return your proxy card but fail to indicate how your shares should be voted on a given proposal, your shares will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the Annual Meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.
Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Secretary at our address set forth below, by executing and delivering a later-dated proxy (either in writing, by telephone, or via the internet), or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

2026 PROXY STATEMENT 3

If you are a stockholder who holds your shares in the name of a bank, broker, fiduciary, or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on the voting procedures of the bank, broker, fiduciary, or custodian.
Householding
Some banks, brokers, and other holders of record may be participating in the practice of “householding” proxy statements, annual reports, or notices. This means that only one copy of our Proxy Materials or Notice of Internet Availability, as applicable, may have been sent to multiple stockholders in your household. If you want to receive separate copies of our Proxy Materials or Notice of Internet Availability, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, fiduciary, custodian, or other holder of record, or you may contact our General Counsel and Corporate Secretary at Ollie’s Bargain Outlet Holdings, Inc., by written request, at 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
If you own shares of our common stock in more than one account, such as individually, and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these Proxy Materials or copy of these Proxy Materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent: Equiniti Trust Company, LLC, 48 Wall Street, Floor 23, New York, NY 10005, Telephone: (800) 937-5449.
Proxy Solicitation
The Company is paying the costs of the solicitation of proxies. Members of our Board, Company officers and associates, and designated agents may solicit proxies by mail, telephone, fax, email, or in person. We will not pay directors, officers, or associates any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
No arrangements or contracts have been made or entered into with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. If done, such solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.
Annual Report and Company Information
Our Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended January 31, 2026 (“Fiscal 2025”), is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for Fiscal 2025 that was filed with the SEC, without charge, by writing to Ollie’s Bargain Outlet Holdings, Inc., Attn: General Counsel, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112. These materials will also be available without charge on our website at https://investors.ollies.com/sec-filings. All references in this Proxy Statement to our Annual Report on Form 10-K for Fiscal 2025 shall refer to our Annual Report on Form 10-K for Fiscal 2025 filed on March 19, 2026.
For a discussion of Adjusted EBITDA, a non-GAAP measure, including a reconciliation to the nearest GAAP measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — EBITDA and Adjusted EBITDA” beginning on page 32 of our Annual Report on Form 10-K for Fiscal 2025.
Stock Repurchase
Over the course of our fiscal year ended February 1, 2025 (“Fiscal 2024”) and Fiscal 2025, we returned approximately $126.9 million of value to our stockholders through the repurchase of 1,276,428 shares of the Company’s common stock, which represents 2.1% of the common stock outstanding as of the end of Fiscal 2025.
On March 19, 2025, we announced that our Board adopted and approved a new share repurchase authorization of an additional $300.0 million of the Company’s outstanding common stock, effective through March 31, 2029. The plan is subject to extension or earlier termination by the Board at any time.

4 2026 PROXY STATEMENT

Corporate Governance Highlights
Our Board is committed to continued evaluation and improvement of our governance practices, including as set forth under the section of this Proxy Statement entitled “Corporate Governance Matters,” in order to serve the best interests of the Company and our stockholders.
•
On February 2, 2025, our Board increased the number of directors to 10 and appointed Eric van der Valk as a member of the Board, in connection with Mr. van der Valk’s promotion to President and Chief Executive Officer.

•	Our Board consists of all independent, non-employee directors other than our Executive Chairman and our President and Chief Executive Officer.
•	Our Board is fully declassified, and all our directors are up for election annually.
•	The Company’s Corporate Governance Guidelines and Principles reflect the Board’s commitment to consider diversity of all kinds in evaluating candidates.
•	Our Nominating and Corporate Governance Committee Charter requires that the Committee periodically review our environmental, social, and governance (“ESG”) strategy, initiatives, and policies.
•	We have a majority voting standard for directors in uncontested elections with a resignation policy for directors who do not receive the support of a majority of our stockholders.
•	Our Nominating and Corporate Governance Committee consists entirely of independent directors, including an independent Chair of the Committee.
•	Our Certificate of Incorporation does not contain any supermajority vote provisions.
•	All associates and directors are prohibited from hedging and pledging shares of Company stock.
•	Directors are required to notify the Board when the director’s principal occupation or business association changes substantially from the position held when the director joined the Board.
•	None of our directors currently serves on more than two other public company boards of directors.
•	The Board and each of its committees conduct annual self-evaluations, during which Board refreshment is considered and discussed.
•
The Board annually reviews and agrees to be bound by the Company’s Code of Conduct (as defined below in “Environmental, Social and Governance and Corporate Responsibility” – “Code of Ethical Business Conduct”).

•
During the period that the Board Diversity Rule of the Nasdaq Stock Market (“Nasdaq”) was effective, we complied with the same. We publicly disclosed board-level diversity statistics using a standardized template. We have at least three (3) board members who self-identify as diverse, including at least two (2) board members who self-identify as female.

•
Our Board has adopted a version of the so-called “Rooney Rule,” requiring that we, or search firms we engage to recruit directors, include qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.

2026 PROXY STATEMENT 5

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board currently consists of 10 directors. Our current Board members are Alissa Ahlman, Mary Baglivo, Robert Fisch, Stanley Fleishman, Thomas Hendrickson, Abid Rizvi, John Swygert, Eric van der Valk, Stephen White, and Richard Zannino.
Our Board is fully declassified. Alissa Ahlman, Mary Baglivo, Robert Fisch, Stanley Fleishman, Thomas Hendrickson, Abid Rizvi, John Swygert, Eric van der Valk, Stephen White, and Richard Zannino have been nominated for election at the Annual Meeting for a one-year term, and if elected, they are expected to stand for re-election at our Next Annual Meeting.
In selecting director candidates for election at the Annual Meeting, our Nominating and Corporate Governance Committee and our Board considered whether each candidate possesses the required skill sets and fulfills the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The following biographies describe the relevant business experience of each director and nominee.
The nominees for election as directors at the Annual Meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the candidates for election. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.
In the event that, in an uncontested election, any incumbent director does not receive a majority of the votes cast in his or her favor, such director will promptly tender his resignation to the Board. Following consideration of the recommendation of the Nominating and Corporate Governance Committee, the Board will decide whether to accept or reject the tendered resignation or whether other action will be taken. The Board will disclose its explanation within 90 days after the publication of the Board election results. The Nominating and Corporate Governance Committee and the Board may consider any factor deemed appropriate in deciding whether to accept or reject the tendered resignation.
The Board unanimously recommends a vote “FOR” the election of each of the nominees for directors.

6 2026 PROXY STATEMENT

DIRECTORS AND DIRECTOR NOMINEES
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Director	Age	Tenure	Committee Service
Alissa Ahlman	54	2020-present	Compensation Committee, Nominating and Corporate Governance Committee
Mary Baglivo	68	2023-present	Compensation Committee, Nominating and Corporate Governance Committee
Robert Fisch	76	2015-present	Compensation Committee, Nominating and Corporate Governance Committee
Stanley Fleishman	74	2013-present	Audit Committee, Nominating and Corporate Governance Committee (Chair)
Thomas Hendrickson	71	2015-present	Audit Committee (Chair), Nominating and Corporate Governance Committee
Abid Rizvi	50	2022-present	Audit Committee, Nominating and Corporate Governance Committee
John Swygert	57	2019-present	None
Eric van der Valk	56	2025-present	None
Stephen White	71	2016-present	Audit Committee, Nominating and Corporate Governance Committee
Richard Zannino	67	2012-present	Compensation Committee (Chair), Nominating and Corporate Governance Committee

Alissa Ahlman has served as a director since May 2020. Ms. Ahlman was most recently the Chief Merchandising Officer of the Home Segment of the Franchise Group, Inc., from December of 2022 through November of 2024, where she oversaw merchandising, planning, allocation, and supply chain for American Freight. Prior to joining the Franchise Group, Ms. Ahlman served as Chief Merchandising Officer and Chief Design Officer for At Home Group, Inc. (“At Home”), a high growth, national big-box retailer specializing in home décor, furniture, and seasonal products. Ms. Ahlman joined At Home’s predecessor, Garden Ridge, in March 2008, prior to its rebranding to At Home in 2014. Ms. Ahlman was responsible for the merchandise transformation at At Home and was part of the executive leadership team that rebranded Garden Ridge to At Home, including its initial public offering in 2016. Ms. Ahlman held various roles in merchandising and merchandise planning until her retirement from At Home in December 2018. Before joining At Home, Ms. Ahlman served in merchandising roles at 99 Cents Only Stores LLC and Factory 2-U Stores, Inc. Ms. Ahlman’s retail, merchandising, marketing, and business experience qualify her to serve on our Board.
Mary Baglivo has served as a director since November 2023. Ms. Baglivo currently serves as the Chief Executive Officer of the Baglivo Group, a strategy consulting company. Ms. Baglivo has held Chief Marketing Officer roles at several universities, including Pace University, from 2020 to 2023, Rutgers University, from 2017 to 2018, and Northwestern University, from 2013 to 2017. Ms. Baglivo previously served as Chair and Chief Executive Officer for the Americas at Saatchi & Saatchi Worldwide from 2008 to 2013, and Chief Executive Officer for New York at Saatchi & Saatchi from 2004 to 2008. Prior to joining Saatchi & Saatchi, she was President of Arnold Worldwide from 2002 to 2004 and Chief Executive Officer of Panoramic Communications from 2001 to 2002. Ms. Baglivo currently serves as a director of Host Hotels and Resorts (Nasdaq: HST) and Urban Edge Properties (NYSE: UE). Ms. Baglivo previously served as a director of Ruth’s Hospitality Group (Nasdaq: RUTH) until July 2023 and PVH Corp (NYSE: PVH) until June 2021. Ms. Baglivo’s strategic thinking, marketing, advertising, and executive experience, and trusted board service qualifies her to serve as one of our directors.
Robert Fisch has served as a director since September 2015. Since January 2017, Mr. Fisch has been the President of RNF Group, a consulting company focused on the assessment and evaluation of retail and other business enterprises, as well as providing mentoring services to existing management of these companies. Mr. Fisch is a featured ForbesBooks author, publishing his most recent book “Get A Life – A Roadmap to Rule the World” in January 2023, in addition to “FischTales: The Making of a Millennial Baby Boomer”, published in 2019. In

2026 PROXY STATEMENT 7

September 2020, Mr. Fisch joined the Fashion Institute of Technology (“FIT”) Board of Directors. Mr. Fisch has launched with FIT the Bob Fisch Graduate Student Award Program in addition to being a speaker and mentor to its students. He also served as the President, Chief Executive Officer, and Chairman of the Board of Directors of rue21, inc. (Nasdaq: RUE), a large specialty apparel retailer, from June 2001 until October 2016. Mr. Fisch served as a member of the Board of Directors of The Children’s Place, Inc. (Nasdaq: PLCE) from June 2004 until March 2013. From February 1987 to December 1999, he served as the President of Casual Corner Group, Inc. Mr. Fisch’s strategic business acumen and operational experience as a chief executive officer as well as a corporate director of publicly traded retail companies qualify him to serve as one of our directors.
Stanley Fleishman has served as a director since March 2013. Since 2017, Mr. Fleishman has been the Executive Chairman of the Jetro/Restaurant Depot Group (“JRD”), a nationwide wholesale cash and carry food service distributor, which announced in March of 2026 an agreement under which Sysco (NYSE: SYY) will acquire JRD as a standalone business segment. Prior to serving as JRD’s Executive Chairman, Mr. Fleishman served as its Chief Executive Officer since 1992 and before that its Chief Financial Officer. Prior to joining JRD, Mr. Fleishman was the Chief Executive Officer of Dion Stores, a South African retail chain, from 1982 to 1985. Mr. Fleishman holds an M.B.A. from the Wharton School of the University of Pennsylvania, and undergraduate degrees in business and accounting. Mr. Fleishman’s broad management expertise and his operational and financial knowledge of the wholesale and retail industries qualify him to serve as one of our directors.
Thomas Hendrickson has served as a director since March 2015. Mr. Hendrickson was the Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer for Sports Authority Inc., a sporting goods retailer, from August 2003 until his retirement in February 2014. Prior to joining Sports Authority Inc., Mr. Hendrickson was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer for Gart Sports Company from January 1998 until the time of its merger with Sports Authority Inc. in August 2003. Mr. Hendrickson is currently the lead independent director and the chairman of the audit committee of the Board of Directors of O’Reilly Automotive, Inc. (Nasdaq: ORLY). Mr. Hendrickson also served as a director and the chairman of the audit committee of the Board of Directors of Snap One Holdings Corporation (Nasdaq: SNPO) until May of 2024, when the company was acquired by Resideo Technologies, Inc. Mr. Hendrickson’s financial, accounting, acquisition, and business experience qualify him to serve as one of our directors.
Abid Rizvi has served as a director since November 2022. Mr. Rizvi currently serves as the Chief Executive Officer of AriZona Beverages. He joined AriZona Beverages in 2016 and held various leadership positions of increasing authority before being appointed Chief Executive Officer in 2020. Mr. Rizvi also brings over 20 years of experience in consumer investment banking, having served as Managing Director and Head of Consumer and Retail Mergers & Acquisitions at RBC Capital Markets, LLC, from 2014 to 2016, and the Americas Head of Consumer and Head of Consumer and Retail Mergers & Acquisitions at Jefferies, LLC from 2010 to 2014. Mr. Rizvi began his investment banking career at Merrill Lynch & Co. where he rose to the position of Managing Director. He has extensive experience in business and financial operations, mergers and acquisitions, and accounting. Mr. Rizvi earned an MBA from MIT’s Sloan School of Management and a Bachelor of Science degree from MIT. Mr. Rizvi’s experience in finance, business leadership and operations, and banking qualify him to serve as one of our directors.
John Swygert has been our Executive Chairman since February 2, 2025. Before becoming our Executive Chairman, Mr. Swygert served as our Chief Executive Officer since June of 2024, President and Chief Executive Officer from December 2019 to June 2024, Executive Vice President and Chief Operating Officer from January 2018 to December 2019, Executive Vice President and Chief Financial Officer from 2011 to 2019, and Chief Financial Officer from 2004 to 2011. Prior to joining Ollie’s, Mr. Swygert was the Executive Vice President and Chief Financial Officer at Factory 2-U Stores, Inc. Before that, he held several positions of increasing authority at Factory 2-U Stores, Inc. from 1992. Mr. Swygert also previously worked at PETCO Animal Supplies, Inc. in business development and financial analysis. Mr. Swygert served on the Board of Directors of Truck Hero Holdings, Inc., a privately held company, from 2018 through January 2021. Since July 2021, he has served on the Board of Directors and the Audit Committee of Hillman Solutions Corp. (Nasdaq: HLMN). Mr. Swygert’s extensive industry, company, financial, business, and operational experience acquired from having served as our own President, Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, and in other various positions prior to joining Ollie’s, qualify him to serve as our Executive Chairman as well as one of our directors.
Eric van der Valk has been our President and Chief Executive Officer since February 2, 2025. Before that, he had served as our President since June of 2024, and before that, as our Executive Vice President and Chief Operating Officer since joining Ollie’s in May of 2021. Prior to joining Ollie’s, Mr. van der Valk served as President and Chief

8 2026 PROXY STATEMENT

Operating Officer of Christmas Tree Shops (“CTS”), a discount retailer specializing in seasonal, home, consumables, and closeout merchandise. After joining CTS in 2005, shortly after it was purchased by Bed Bath and Beyond, Mr. van der Valk assumed roles of increasing responsibility, leading to his appointment to Chief Operating Officer in 2018 and President & Chief Operating Officer in 2019. Prior to CTS, Mr. van der Valk held various financial and merchandising roles at May Department Stores, Filene’s, and Robinsons-May divisions including Vice President Planning, and Divisional Controller from 1998 to 2005. Prior to this, Mr. van der Valk served as head of store operations for KB Toys. Mr. van der Valk also serves on the Board of Directors of Brightmore Brands, the largest privately held for-profit thrift store chain in North America. Mr. van der Valk’s extensive industry, company, operational, financial, and board experience acquired from having served as our own President, Chief Executive Officer, Executive Vice President, and Chief Operating Officer, and, prior to that, serving in executive and board roles at various retailers, qualify him to serve as one of our directors.
Stephen White has served as a director since July 2016. Mr. White was the Chief Logistics Officer at Dollar Tree, Inc. (Nasdaq: DLTR) (“Dollar Tree”) from April 2003 until his retirement in May 2016. Mr. White first joined Dollar Tree in 1994 and was responsible for building the logistics division during his tenure with the company. Prior to joining Dollar Tree, Mr. White served as Director of Transportation and Administration and held various other distribution and transportation positions of increasing authority at Ames Department Stores from 1986 to 1994. Before that, Mr. White held several transportation and supply chain positions with a number of companies, including LyphoMed Pharmaceuticals, Eastern Airlines, Incom International, and Shell Oil Company (NYSE: SHEL). Mr. White has also consulted in the field of global logistics on a part-time basis. Mr. White holds a Bachelor of Science in Business Administration with dual majors in Transportation and Distribution Management, and Finance and Insurance from Northeastern University. Mr. White’s extensive experience in logistics, business, operations, and financial matters qualify him to serve as one of our directors.
Richard Zannino is our Lead Independent Director and has served as a director since September 2012. Mr. Zannino is a Managing Director of CCMP and a member of CCMP’s Investment Committee. Prior to joining CCMP in 2009, Mr. Zannino was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company (“Dow Jones”). Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002 and to Chief Executive Officer and Director in February 2006. Prior to joining Dow Jones, Mr. Zannino was Executive Vice President in charge of strategy, finance, mergers and acquisitions, technology, and a number of operating units at Liz Claiborne. He originally joined Liz Claiborne in 1998 as Chief Financial Officer. Mr. Zannino is a Vice Chairman of the Pace University Board of Trustees. He also serves on the Boards of Directors of Estee Lauder Companies Inc. (NYSE: EL) and IAC/InterActiveCorp. (Nasdaq: IAC). Mr. Zannino’s extensive business and leadership experience, strong finance and management background in the retail industry, and his wide-ranging experience investing in, and serving as a director for, a diverse group of private and public companies qualify him to serve as our lead independent director and one of our directors.
To be elected, each of our nominees must receive the affirmative vote of the holders of a majority of the votes cast with respect to such nominee at the Annual Meeting.

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EXECUTIVE OFFICERS
Set forth below are biographical summaries of our executive officers as of April 30, 2026. See “Proposal 1-Election of Directors” above for information about Mr. van der Valk, who serves as our President and Chief Executive Officer, and Mr. Swygert, who serves as the Executive Chairman.

Name	Age	Position(s) as of April 30, 2026
Eric van der Valk	56	President and Chief Executive Officer
Robert Helm	46	Executive Vice President and Chief Financial Officer
John Swygert	57	Executive Chairman
Chris Zender	62	Executive Vice President and Chief Operating Officer
Kevin McLain*	60	Senior Vice President, General Merchandise Manager
Larry Kraus	55	Senior Vice President, Chief Information Officer
James Comitale**	61	Senior Vice President, General Counsel, and Corporate Secretary
*
As previously disclosed in a Form 8-K filing on March 16, 2026, Mr. McLain will retire from the Company effective May 1, 2026, at which time Shane Thornton will serve as the Company’s Senior Vice President, General Merchandise Manager.

**	Mr. Comitale has resigned from the Company, with his resignation being effective May 1, 2026.
Robert Helm joined Ollie’s as our Senior Vice President and Chief Financial Officer in October of 2022 and was promoted to Executive Vice President and Chief Financial Officer in June of 2024, at which time he assumed the additional responsibility of overseeing the Ollie’s real estate and information technology departments. Prior to joining Ollie’s, Mr. Helm was the Chief Financial Officer of The Children’s Place, Inc. (Nasdaq: PLCE) (“TCP”), a children’s specialty apparel retailer. After joining TCP in 2016 as Vice President and Controller, Mr. Helm was promoted to roles of increasing responsibility, leading to his appointment as TCP’s Chief Financial Officer in 2021. Prior to TCP, he held various finance leadership roles at prominent retailers including Ralph Lauren, rag & bone, and FreshDirect. Mr. Helm began his career in public accounting and auditing, including at KPMG, and is a Certified Public Accountant.
Chris Zender has been our Executive Vice President and Chief Operating Officer since June 2024. Prior to joining Ollie’s, Mr. Zender was the President and Chief Operating Officer of Variety Wholesalers. He joined Variety Wholesalers in 2013 as the Executive Vice President and Chief Operating Officer, before being promoted to President and Chief Operating Officer. Prior to joining Variety Wholesalers, Mr. Zender was a Regional Pro Sales Manager, South Atlantic, for Home Depot from 2011 to 2013. Mr. Zender joined Home Depot following three years as an owner of an Atlanta-based construction company. Previously, Mr. Zender also worked at K&G Fashion Superstore/The Men’s Wearhouse (“K&G”) from 2001-2008 assuming roles of increased responsibility leading to his role as President of K&G, in 2004. Prior to K&G, Mr. Zender held various operating roles at Value City Department Stores and CR Anthony Company including Chief Operating Officer and Vice President of Stores, respectively.
Kevin McLain has been our Senior Vice President, General Merchandise Manager since May 2014. From May 2011 to May 2014, Mr. McLain was Senior Vice President, General Merchandise Manager of Hardlines with Variety Wholesalers. From January 1997 to May 2011, Mr. McLain held the position of Vice President, Merchandise Manager with Anna’s Linens, a textile and home goods retailer based in Costa Mesa, California. Prior to his position with Anna’s Linens, Mr. McLain served in various managerial roles for the Target Corporation.
Larry Kraus has been our Senior Vice President, Chief Information Officer since April 2024, and before that had been our Vice President, Chief Information Officer since joining the Company in February 2017. Prior to joining Ollie’s, Mr. Kraus served as Vice President of Technology for The Bon-Ton Stores, a regional department store chain, a position he held since March 2008. Prior to this, Mr. Kraus was the Divisional Vice President, Technical Services and Operations at the Bon-Ton Stores. Prior to joining The Bon-Ton Stores, Mr. Kraus held various information technology positions of increasing responsibility at Rite Aid Corporation (“Rite Aid”) and Walmart.
James Comitale has been our Senior Vice President and General Counsel since October 2021, and our Corporate Secretary since June 2022. Prior to joining Ollie’s, Mr. Comitale was with Rite Aid for 23 years, where he advanced from the Associate Counsel position to its Executive Vice President, General Counsel, and Corporate Secretary. During his tenure with Rite Aid, Mr. Comitale was responsible for the legal function of the organization including corporate compliance, governance, mergers and acquisitions, contract and document negotiation and drafting, and counseling, all to enhance Rite Aid’s strategy, operations, and business footprint. He also directed all manner of high-stakes federal and state litigation, managed the legal department and outside counsel, and handled all types of human resources matters and investigations, from retail and pharmacy operations up through executive management. Mr. Comitale obtained his Bachelor of Arts degree from La Salle University and his Juris Doctor degree from The Dickinson School of Law, Penn State University.

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CORPORATE GOVERNANCE MATTERS
Director Independence
Pursuant to our Corporate Governance Guidelines and Principles, the Board affirmatively determines whether our directors are independent under Nasdaq’s corporate governance listing standards.
During its review of director independence, the Board considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of their immediate family and the Company and its subsidiaries and affiliates. As a result of this review and based on the recommendation of the Nominating and Corporate Governance Committee, the Board affirmatively determined that Mses. Ahlman and Baglivo and Messrs. Fisch, Fleishman, Hendrickson, Rizvi, White, and Zannino are independent directors under the applicable SEC and Nasdaq rules.
There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer, as applicable.
Committees of the Board
Our Board has three standing committees: its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Our Board has adopted charters for each of its standing committees. Current copies of our committee charters are posted on our website at https://investors.ollies.com/highlights.
Audit Committee
The current members of the Audit Committee are Messrs. Fleishman, Hendrickson (Chair), Rizvi, and White. The Board has determined that Mr. Hendrickson is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee. Messrs. Fleishman, Hendrickson, Rizvi, and White meet the heightened independence requirements applicable to directors for purposes of serving on our Audit Committee under applicable SEC and Nasdaq rules.
The Audit Committee, among other items: (i) monitors and oversees our accounting and financial reporting processes, and the integrity of the corporate accounting and financial reporting processes and financial information, including financial statements; (ii) oversees and reviews our compliance with legal and regulatory requirements; (iii) oversees our processes relating to risk management, including cybersecurity risk; (iv) oversees our conduct and systems of internal control over financial reporting and disclosure controls and procedures; (v) oversees the annual audit of the Company’s financial statements; (vi) evaluates and recommends the independent registered public accounting firm’s qualifications, engagement, compensation, and independence; and (vii) monitors the performance of the Company’s independent registered public accounting firm as well as any other public accounting firm engaged to perform other audit, review, or attest services.
The Audit Committee met four times during Fiscal 2025. From time to time, the Audit Committee acted on matters through written consents. The Audit Committee meets with our independent registered public accounting firm without management present on a regular basis.
Compensation Committee
The current members of the Compensation Committee are Mses. Ahlman and Baglivo, and Messrs. Fisch and Zannino (Chair). All members of the Compensation Committee meet the heightened independence requirements applicable to directors for purposes of serving on our Compensation Committee under applicable SEC and Nasdaq rules.
The Compensation Committee, among other items: (i) annually reviews, discusses, and approves the compensation of our Chief Executive Officer, and oversees and reviews the compensation our other executive officers; (ii) oversees management succession planning with the full Board; (iii) reviews and approves employment arrangements with our executive officers; (iv) oversees and administers equity and non-equity compensation plans and programs, including our recoupment policy and procedures; (v) oversees, evaluates, and recommends to the Board appropriate forms and amounts of independent, non-employee director compensation; and (vi) oversees and approves the annual report of the Compensation Committee. As required by applicable SEC rules, it will also recommend to the Board the frequency of the “say-on-pay” vote.

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The Compensation Committee also reviews and recommends to the Board the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. The Compensation Committee has sole decision-making authority with respect to all compensation recommendations for our executive officers, subject to further action of the Board as the Board determines in its discretion. The Compensation Committee, by majority approval, may delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee.
To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. During Fiscal 2025, our Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), a compensation consulting firm, to advise on director and officer compensation.
The Compensation Committee met four times in Fiscal 2025. From time to time, the Compensation Committee acted on matters through written consents. The Board approves decisions regarding executive compensation after taking into account the recommendations of the Compensation Committee and its members.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Mses. Ahlman and Baglivo and Messrs. Fisch, Fleishman (Chair), Hendrickson, Rizvi, White, and Zannino. All members of the Nominating and Corporate Governance Committee are independent directors, as required under applicable SEC and Nasdaq rules.
The Nominating and Corporate Governance Committee, among other items, oversees the nomination process for candidates to the Board, including candidates recommended by stockholders, and filling vacancies consistent with the criteria approved by the Board. The Nominating and Corporate Governance Committee also: (i) reviews the effectiveness of, recommends modifications as appropriate to, and reviews Company disclosures concerning (x) the Company’s policies and procedures for identifying and screening Board nominee candidates, (y) the Company’s process and criteria (including experience, qualifications, attributes, diversity, and skills in light of the Company’s business and structure) used to evaluate Board membership and director independence, and (z) any policies with regard to Board diversity; (ii) reviews disclosures concerning director and director nominee experience, qualifications, attributes, or skills that led to the decision that each director or director nominee should serve as a director; (iii) reviews the relationships between directors, the Company, and members of management at least annually and recommends to the Board whether each director qualifies as independent; (iv) assesses the appropriateness of a director nominee who does not receive a “majority of the votes cast” at an election of directors continuing to serve as a director and recommends to the Board action to be taken in accordance with the resignation policy set forth in the Company’s Corporate Governance Guidelines and Principles; (v) reviews the appropriate skills and characteristics required of directors in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company; (vi) reviews periodically the Board and committee structure and leadership and recommends any changes to the Board; (vii) designs new director orientation and continuing education for all directors in conjunction with management; (viii) develops the methodology for annual self-evaluations of the Board, its committees, and executive management; (ix) develops the methodology for, coordinates, and oversees annual self-evaluations of the role and performance of the Board and its committees, and management, in the governance of the Company; and (x) reviews periodically the Company’s ESG strategy, initiatives, and policies.
In recommending director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors as overseen and approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Company’s Corporate Governance Guidelines and Principles reflect the Board’s commitment to consider diversity of all kinds in evaluating Board candidates. Our Nominating and Corporate Governance Committee Charter requires that any search firm that the Company or Nominating and Corporate Governance Committee engages includes qualified candidates with a diversity of race/ethnicity and gender in the initial pool from which the Committee selects director candidates.
Stockholders may submit recommendations for consideration to the Nominating and Corporate Governance Committee, which will be evaluated using substantially the same criteria as applied to recommendations of directors

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and members of management, by providing the person’s name, appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Ollie’s Bargain Outlet Holdings, Inc., Attn: The Board of Directors, the Nominating and Corporate Governance Committee, 6295 Allentown Blvd., Suite 1, Harrisburg, Pennsylvania 17112.
To assist it in performing its duties, the Nominating and Corporate Governance Committee has the authority to engage outside consulting firms.
The Nominating and Corporate Governance Committee met four times in Fiscal 2025. From time to time, the Nominating and Corporate Governance Committee also acted on matters through written consents.
Director Nominations
Our director nominees up for election at this Annual Meeting are recommended to our Board for election by our Nominating and Corporate Governance Committee and nominated for election by the Board.
As noted above, our Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the Next Annual Meeting of stockholders (or, if applicable, a special meeting of stockholders). In general, in identifying and evaluating nominees for director, our Board considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board, including independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities.
Board Diversity
Our Corporate Governance Guidelines and Principles make explicit that diversity at the Board level is an essential element in supporting the attainment of the Company’s strategic objectives. Our Board believes that diversity of all kinds is meaningful for Board function. Our Nominating and Corporate Governance Committee is focused on identifying highly qualified candidates and will consider, among other factors, the extent to which a candidate would result in increased diversity of the Board. The Nominating and Corporate Governance Committee and the Board intends to continue to search for candidates who would enable the Board to become more diverse in terms of gender and ethnicity, and any director candidate so identified who also possesses the required skill sets and fulfills the Board’s established qualification requirements will be presented to the Nominating and Corporate Governance Committee for consideration. The members of our Board self-identify as follows:

Board Diversity Matrix (as of April 30, 2026)
Total Number of Directors	10
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	8	—	—
Number of Directors Who Self-Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

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Director Experience and Qualifications
The skill sets of the members of our Board align with our strategic initiatives. The key skills and experience of each member of our Board are reflected in the table below. This matrix does not encompass all skills, experiences or qualifications of our directors. For more information on the qualifications of each director, see “Proposal 1: Election of Directors—Directors and Director Nominees” above.

Board Skills Matrix (as of April 30, 2026)
Experience / Skill	Ahlman	Baglivo	Fisch	Fleish- man	Hendrick- son	Rizvi	Swygert	van der Valk	White	Zannino
Leadership and General Management	X	X	X	X	X	X	X	X	X	X
C-Suite Experience	X	X	X	X	X	X	X	X	X	X
Service on a Public Board of Directors (Other than the Company)		X	X		X		X			X
Executive Role(s) with a Public Company	X		X		X		X	X	X
Retail or Retail Specialty	X		X	X	X	X	X	X	X	X
Marketing or Brand Management		X
Merchandising, Logistics, or Supply Chain	X						X	X	X
Finance, Accounting, Financial Reporting, or Risk Management				X	X	X	X	X	X	X
Audit Committee Experience (Other than current Company service)					X		X			X
Compensation Committee Experience (Other than current Company service)		X								X
Nominating and Corporate Governance Committee Experience (Other than current Company service)		X			X

Board Refreshment
Our Board believes periodic board refreshment promotes effective board structure and composition. The Board is elected annually and is declassified. The Board does not have a mandatory retirement age or term limits for directors. The Company reviews each director’s continued role on the Board, and the Board’s composition, annually to ensure the Board continues to generate new ideas and operate effectively. The Nominating and Corporate Governance Committee considers among other items each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity.

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Our Nominating and Corporate Governance Committee manages the process of identifying and screening potential director candidates to the Board, including candidates recommended by stockholders and filling vacancies consistent with the criteria approved by the Board. The annual Board and director self-assessment processes are important determinants in a director’s renomination and tenure. The Board periodically reviews its composition to balance continuity, refreshment, and skills aligned with the Company’s strategy.
Board Role in Risk Oversight
Our Board, its committees, and management continually monitor the material risks facing the Company, including, among other items, financial risk, strategic risk, operational risk, enterprise risk, legal risk, compliance risk, and cybersecurity risk. Management regularly reports to the Board on its activities in monitoring and mitigating material risks. Overall responsibility for risk oversight resides with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which risk falls within the committee’s area of focus or expertise.
Our Board believes that for certain areas of risk, the Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk.
Compensation Risk
Our Compensation Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of compensation risk. The Compensation Committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. The Compensation Committee, therefore, conducts, an annual formal review, in conjunction with Pearl Meyer, of all of its incentive programs for executives and management associates. After conducting this review in Fiscal 2025, the Compensation Committee concluded that our compensation programs are not reasonably likely to incentivize associate behavior that would result in any material adverse effect to the Company. Our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures.
ESG Risk
Our Nominating and Corporate Governance Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of ESG risk. Our Nominating and Corporate Governance Committee has responsibility under the Nominating and Corporate Governance Committee Charter to review ESG risk and develop strategy as we continue to evolve our responses in this area.
Enterprise Risk Level Management
Our Audit Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of financial, regulatory, legal, cyber, and other enterprise level risks confronting the Company. Our Chief Information Officer reports and updates our Audit Committee at least quarterly on all activities and initiatives that our information technology (“IT”) security and compliance team undertakes to monitor and secure our enterprise communications, systems, and assets from external and internal threats. Our Audit Committee, our Chief Information Officer, and management as necessary regularly update our Board on IT and information security matters.
The Company also has a management level enterprise risk management committee that meets quarterly and reports quarterly to the Audit Committee. Our Chief Information Officer is a member of this committee and regularly reports on both the proactive and other measures that our IT security team undertakes to monitor and secure our communications, systems, and assets, and also details and reports on the various training and compliance programs that it develops and maintains for individual users and groups within our workforce, together with the delivery and results of these training sessions.
The Company, among other items: (i) undergoes an independent annual IT risk assessment performed in accordance with top industry security standards; (ii) is independently audited and certified annually for payment card industry (“PCI”) compliance; (iii) undergoes annual internal and external penetration testing; and (iv) undergoes annual web application and mobile application penetration testing. A recognized cybersecurity testing and auditing firm performs this testing and certification.
The Company also subscribes to an industry leading independent IT cybersecurity rating service that provides us with an ongoing IT security rating which, among other items, allows us to analyze and enhance our IT security rating and compare it to certain peers in our industry. The Company regularly assesses and tests the Company’s

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policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents. These efforts include a wide range of activities, including audits, assessments, tabletop exercises, threat modeling, vulnerability testing, and other exercises focused on evaluating the effectiveness of our cybersecurity measures. The Company regularly engages third parties to perform assessments on our cybersecurity measures, including information security maturity assessments, audits, and independent reviews of our information security control environment and operating effectiveness. Reports regarding the results of such assessments, audits, and reviews are presented to the Company’s risk management committee and the Audit Committee on a quarterly basis, and the Company adjusts its cybersecurity policies, standards, processes, and practices as necessary based on the valuable information gleaned during these assessments, audits, and reviews.
As it deems necessary, the respective Board committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.
Board Leadership Structure
Our Board understands there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive business environment in which we operate, the appropriate leadership structure may vary as circumstances warrant. The Board has appointed John Swygert as our Executive Chairman and Richard Zannino as our Lead Independent Director. We currently have separate roles of Chief Executive Officer, Executive Chairman and Lead Independent Director of the Board. We believe this leadership structure is appropriate at this time for our current circumstances and that it provides effective leadership and oversight of management by the Board. We believe this structure promotes balance between the Board’s independent authority to oversee our business and the management team, which manages the business on a day-to-day basis. The Board reviews the appointment of the Executive Chairman and Lead Independent Director periodically.
Our Executive Chairman is appointed by the independent members of our Board, with the following responsibilities:
•	Presiding at all meetings of the Board, other than executive sessions of the independent directors;
•	Working with the President and Chief Executive Officer to set the agenda and presiding at the annual meetings of stockholders;
•	Consulting with the President and Chief Executive Officer to develop the overall vision and long-term strategy plans and goals for the Company; and
•	If requested by major stockholders, ensuring that he is available for consultation and direct communication.
Our Lead Independent Director is appointed by the independent members of our Board, with the following responsibilities:
•	Presiding at executive sessions of the independent directors;
•	Serving as liaison among the President and Chief Executive Officer, independent directors, and Executive Chairman;
•	Working with the Executive Chairman to approve information and materials sent to the Board;
•	Working with the Executive Chairman to approve meeting schedules to assure there is sufficient time for discussion of all agenda items;
•	Calling and chairing meetings of the independent directors; and
•	If requested by major stockholders, ensuring that he is available for consultation and direct communication.
Attendance at Meetings
It is our policy that each director must be prepared to devote the time required to prepare for and attend Board meetings and fulfill his or her responsibilities effectively. Our directors may not serve on more than four other public company board of directors, and none of our directors currently serves on more than two other public company board of directors.
During Fiscal 2025, there were four regular meetings of the Board, four meetings of the Audit Committee, four meetings of the Compensation Committee, and four meetings of the Nominating and Corporate Governance Committee. The Board

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and committees also took formal action by written consent from time to time as necessary. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which they served during Fiscal 2025. Additionally, the independent directors regularly met in executive session without the presence of management in Fiscal 2025. The Lead Independent Director chaired these executive sessions of the independent directors.
We do not, as a general matter, require the members of our Board to attend our annual meetings of stockholders. Mr. Swygert and Mr. van der Valk attended the 2025 annual meeting of stockholders.
Executive Sessions
Our independent directors hold executive sessions regularly.
Stockholder and Other Interested Party Communications with the Board
Stockholders and other parties interested in communicating directly with the Board may do so by writing to the Board, c/o Ollie’s Bargain Outlet Holdings, Inc., Attention: Office of General Counsel and Corporate Secretary, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112. The Company’s legal department will review all correspondence and forward to the Board all such correspondence that, in the opinion of the legal department, deals with the functions of the Board or committees thereof or that the legal department otherwise determines requires Board attention. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy (and implemented a Whistleblower Hotline), which establishes procedures for submitting these types of concerns, either personally or anonymously, through the submission of a recorded message or written statement to a dedicated hotline communication phone number and site hosted by an independent third party with messages or statements immediately made available to the Company’s General Counsel and the Chair of the Audit Committee. Also, during each Audit Committee meeting, management updates the committee regarding the status of messages and statements left during the fiscal quarter.
Stockholders and other parties interested in communicating directly with Mr. Hendrickson, as Chair of the Audit Committee, may do so by writing to Mr. Thomas Hendrickson, Chair, Audit Committee, c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
Corporate Governance Guidelines and Principles
We have Corporate Governance Guidelines and Principles that the Board adopted to serve as a flexible operating framework for the Board and its committees. These guidelines cover a number of areas including the role of our Board, the size and composition of our Board, Board membership criteria and its committees, and our Board’s working process. The guidelines are reviewed periodically and updated as necessary. Our Corporate Governance Guidelines and Principles are posted on our website at https://investors.ollies.com/highlights.
Delinquent Section 16(a) Reports
To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during Fiscal 2025, all filing requirements applicable to the Company’s officers, directors, and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act were complied with, except for one late Form 4 for Alissa Ahlman filed on October 17, 2025, to report the acquisition of 29 shares of Company stocks in December of 2022 purchased by a former financial advisor of Ms. Ahlman’s without her or the Company’s knowledge or direction.
Environmental, Social and Governance and Corporate Responsibility
Our top priorities in responding to current ESG conditions continue to be the safety and well-being of our associates and customers. While doing so, we have focused on ESG opportunities as we look to continue sustainable and responsible growth. The Company has taken a variety of steps to serve ESG initiatives including those summarized herein. Also, the very nature of our business provides us the opportunity to be a leader of sustainability in the retail industry. Our business model provides a viable marketplace for merchandise that otherwise may have needlessly been discarded by other retailers, while simultaneously offering “Real Brands” at “Real Bargain prices” to our customers. Our Board (through the Nominating and Corporate Governance Committee) periodically reviews our ESG strategy, initiatives, and related policies and receives updates from management regarding significant ESG activities and risks.

2026 PROXY STATEMENT 17

Energy-Saving Initiatives
The Company positively impacts the environment through initiatives for the reduction of energy consumption, such as replacing less efficient lighting with more energy efficient LED lighting. Currently, a majority of our retail stores contain LED lighting, and our goal is to implement LED lighting in all of our retail stores in the coming years, with the goal of retrofitting all of our locations with LED lighting by the end of Fiscal 2026. We also have implemented an energy management system in most of our stores. This system allows us to operate the energy systems of all stores from a centralized location, so we can more efficiently diagnose issues, monitor energy needs, and optimize energy usage.
Environmental Concerns
Ollie’s is committed to conducting business in an environmentally sound manner based on scientific understanding, customer needs, and local requirements. Directors, officers, and associates are required to comply with all applicable health, safety, and environmental laws and regulations, and all related policies adopted by the Company. Further, we take efforts to minimize the environmental impact of our business, including through the implementation of a chain-wide recycling programs that divert thousands of tons of cardboard from the landfill each year.
Equal Employment Opportunity Policy
The Company also seeks to build a diverse and inclusive workplace where we can leverage our collective talents, striving to ensure that all associates are treated with dignity and respect. We are committed to providing equal employment opportunities and advancement consideration to all individuals and providing a working environment that is free of intimidation, harassment, and retaliation. Ollie’s is an equal opportunity employer and has established an Equal Employment Opportunity Policy affording equal employment opportunities to associates and applicants without regard to race, color, religion, sex, sexual orientation, gender identification, national origin, age, disability, genetic information, or any other characteristic protected under applicable law. The same policy prohibits discrimination, harassment, and retaliation of any type.
Associate Training and Development Programs
We offer a compelling work environment with meaningful experiences, growth, and career-development opportunities. This starts with the opportunity to do challenging work and learn on the job and is supplemented by programs and continuous learning that help build skills to advance. We also provide internal leadership development programs designed to prepare our high-potential associates for greater responsibility. Our Ollie’s Leadership Institute (“OLI”) is a program that equips field associates with the ability to advance their careers. Each OLI participant receives an individual development plan, designed to prepare them for their next level position.
We encourage a promote-from-within environment as internal resources permit. Reflecting our belief in our “home grown” talent, OLI is our preferred source for new supervisors and team leaders. In Fiscal 2025, over 65% of our current district team leaders were internally promoted to their current positions. Company-wide, over 60% of our field positions were filled with internal promotions. Our current team of district team leaders and store team leaders have an average tenure of approximately 7.3 years and 4.2 years, respectively. We believe our training and development programs help create a positive work environment and result in stores that operate at a high level. We believe internal promotions, coupled with the hiring of individuals with previous retail experience, provide the management structure most conducive to our long-term strategic growth.

18 2026 PROXY STATEMENT

Core Values Campaign
In Fiscal 2025, we continued to promote and foster the Company’s core values campaign (“Ollie’s Core Values”) introduced during the Company’s fiscal year ended January 28, 2023 (“Fiscal 2022”), which established guidelines to assist associates in acting and thinking in furtherance of Ollie’s Core Values. We are committed to building and maintaining a strong culture to drive performance. Ollie’s Core Values provide a framework for how we think and act as an organization. Ollie’s Core Values are:

In January of 2024, we officially launched the Ollie’s Culture Committee, a voluntary group of associates from across the organization who collaborate to bring the Core Values to life throughout the Company, including integrating the Core Values into day-to-day operations at the Company’s store support center and driving associate satisfaction, engagement, and retention across the organization.
Compensation and Benefits
We are committed to providing market-competitive compensation to all of our associates. Eligible associates participate in one of our various bonus incentive programs, which provide the opportunity to receive additional compensation based upon store and/or Company performance. In addition, we provide eligible associates the opportunity to participate in a 401(k) retirement savings plan. We have enhanced the value of this retirement benefit by electing to make the 401(k) Plan a “safe harbor” 401(k) Plan. Effective with pay beginning on January 1, 2024, we provided each eligible associate with an immediately-vested 100% Company match of the first three percent of

2026 PROXY STATEMENT 19

each eligible associate’s contribution to the 401(k) Plan and 50% of the next two percent of each eligible associate’s contribution to the 401(k) Plan. We also share in the cost of health insurance provided to eligible associates. In Fiscal 2023, we switched health insurance providers to provide substantially similar coverage more efficiently, and we continue to evaluate our programs and other offerings in order to optimize the benefits available to our associates. We provide all of our full-time associates with paid time off. All associates also receive a discount on merchandise purchased from Ollie’s stores.
Workplace Health and Safety
We strive to maintain a safe, secure, and healthy working environment and have established safety training programs. This includes administering an occupational injury- and illness-prevention program, the opportunity to reduce associate health care costs through the submission of an annual physical, and an associate assistance program, among other voluntary measures.
Other Health and Safety Events
We continue to monitor the impact of ongoing and potential future health- and safety- related events on our business, including on our associates, customers, business partners, and supply chain. We are committed to maintaining a safe work and shopping environment and continue to plan for appropriate responses to future health and safety challenges.
Ollie’s Cares: National Partnerships and Local Community Support

Ollie’s helps the communities where it does business thrive because our employees and customers live, work, and raise families there, and we endeavor to maximize our support for these local communities. Ollie’s supports a variety of groups, with an emphasis on organizations that better the lives of children and provide the best opportunities for our next generation. Through our “Ollie’s Cares” initiative, Ollie’s supports and has supported the following national organizations in significant ways:

•
Cal Ripken, Sr. Foundation: During our 17-year partnership with the Cal Ripken Sr. Foundation, we have donated more than $14.7 million in support of the organization’s mission to strengthen America’s most underserved and distressed communities by supporting and advocating for children, building parks, partnering with law enforcement and youth service agencies, and addressing community needs.

•
Children’s Miracle Network: During our 17-year partnership with the Children’s Miracle Network, we have donated more than $5.5 million in support of the organization’s mission to increase funding and awareness for local children’s hospitals.

•
Toys for Tots: During our seven-year partnership with Toys for Tots, we have donated more than $6.4 million in support of the organization’s mission to collect new, unwrapped toys and distribute those toys to less fortunate children during the holidays. In addition, our stores act as collection points for our customers who donate toys.

•
Feeding America: During our seven-year partnership with Feeding America, we have donated more than $5.1 million in support of the organization’s mission to advance change by ensuring equitable access to nutritious food for all.

We also support local charitable organizations by providing eligible non-profit applicants with discount certificates to use towards purchases at our stores and by participating in local non-profit fundraising events. In Fiscal 2025, the Company supported many local charitable organizations.
Code of Ethical Business Conduct
Because honesty, integrity, professionalism, fairness, and compliance with laws and regulations are of the utmost importance to Ollie’s, we have adopted a Code of Ethical Business Conduct (the “Code of Conduct”) that applies to our directors, officers, associates, and merchandise vendors. A copy of the current Code of Conduct can be found on our website at https://investors.ollies.com/highlights.

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Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or disposition of its securities by its directors, officers, employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. In addition, it is the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of the policy is filed as an exhibit to our Annual Report on Form 10-K for Fiscal 2025.
Disclosure Procedures
Under the Company’s “Open Door Policy” and “Whistleblower Policy” (with toll free numbers available for both “Tip Line” and “Whistleblower” contact to be made), associates are strongly encouraged to voice concerns to a manager, or, if an immediate manager is involved in the problem, to discuss the issue with the next level of management who is not involved, and to otherwise seek guidance from the appropriate authority in the event of any perceived violation of the Code of Conduct.
The Code of Conduct establishes the process and procedures for review and investigation of any alleged violations thereunder. In Fiscal 2025, we also instituted an incentive program to reward associates who bring legitimate tips to the Company’s attention. Any Ollie’s director, officer, or associate who becomes aware of any actual or potential Code of Conduct violation or any violation of law, regulation, or other standard of conduct to which Ollie’s is subject, is required to promptly report such matters, through any one or more of the following means:
(a)	reporting to a member of management or a human resources representative;
(b)
calling the Company’s Tipline at 1 (888) 655-4371, a voicemail system where reporters can explain a situation, in an effort to achieve a resolution, and through which all complaints are reviewed and investigated as appropriate. The Audit Committee reviews, on at least a quarterly basis, a summary of any material recorded communications left on the Tipline to ensure that Company management is handling all matters appropriately based on the nature of the communications;

(c)
calling the Company’s Whistleblower Hotline at 1 (844) 373-2029, operated by Nasdaq (an outside, independent service provider), in which reporters receive a PIN designed to protect their identity and confidentiality, and through which Nasdaq provides reporting to the Company’s General Counsel, Chair of the Audit Committee, and human resource department for review and appropriate investigation. The Audit Committee reviews, on at least a quarterly basis, a summary of all relevant recorded and written communications left with the Whistleblower Hotline to ensure that Company management is handling all matters appropriately based on the nature of the communications;

(d)
using the internet page http://www.openboard.info/OLLI, also operated by Nasdaq, in which case reporters receive a PIN designed to protect the identity and confidentiality, and through which Nasdaq provides reporting to the Company’s General Counsel and Chair of the Audit Committee for preliminary review;

(e)	reporting directly to the Company’s General Counsel through telephone, email, or regular mail; and/or
(f)
reporting directly to the Executive Chairman, Lead Independent Director of the Board or, for accounting concerns, directly to the Audit Committee, which reporting may then be delivered to the General Counsel of the Company for review depending on content of the reporting.

Board and Committee Oversight
The Board and its committees are committed to establishing and overseeing responsible corporate governance, including, among other items responsible and efficient policies and procedures that address ESG conditions and serve ESG initiatives in the best interests of the Company. The Nominating and Corporate Governance Committee Charter expressly charges the Nominating and Corporate Governance Committee with, among other items, periodically reviewing the Company’s ESG strategy, initiatives, and policies. The Nominating and Corporate Governance Committee also receives regular updates from management regarding significant ESG activities.
The Audit Committee charter expressly charges the Audit Committee with, among other items, maintaining and overseeing: (a) the Code of Conduct and significant issues that may arise under it related to management, executive officers, and directors of the Company; (b) the Company’s Related Person Transaction Policy and the process for approval or ratification of all related person transactions; and (c) procedures for (i) the receipt, retention, and treatment of

2026 PROXY STATEMENT 21

complaints regarding accounting, internal controls, or auditing matters, and (ii) the confidential, anonymous submission by the Company’s associates of concerns regarding questionable accounting or auditing matters.
The Compensation Committee charter expressly charges the Compensation Committee with, among other items, overseeing and planning, the policies related to compensation for associates and directors of, and consultants to, the Company. At least annually, the Compensation Committee reviews the Company’s compensation policies and practices for executives, senior management, and associates generally, to assess whether such policies and practices could lead to excessive risk-taking behavior and the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated. The Compensation Committee also considers and advises on the disclosure of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K and these Proxy Materials, as well as the most recent stockholder advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote, required by Section 14A of the Exchange Act.
Overboarding Policy
To ensure our directors are prepared to devote the time necessary and required to prepare for and attend Board meetings and fulfill their responsibilities effectively, the Board’s Corporate Governance Guidelines and Principles include an overboarding policy limiting the number of other public-company boards of directors on which our directors are permitted to serve. The overboarding policy also requires directors to advise the Chair of the Nominating and Corporate Governance Committee in advance of accepting any invitation to serve on a board of directors of another for-profit company or significant not-for-profit enterprise.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS AND
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our Board, based upon the recommendation of the Compensation Committee, and with the input of its compensation consultant, as needed, regularly evaluates and adjusts, as appropriate, non-employee director compensation. Each non-employee director receives an annual cash retainer and an annual equity award, and certain committee members and committee chairs receive additional cash retainers.
In May of Fiscal 2025, the Compensation Committee reviewed and discussed Pearl Meyer’s most recent non-employee director compensation analysis, and as a result, the Compensation Committee suggested, and the Board approved, the following: (i) increasing the annual independent board member cash retainer by $10,000 to $90,000; (ii) increasing the annual independent board member RSU retainer by $25,000 to $150,000; (iii) adding an annual cash retainer of $45,000 for the lead independent director; (iv) adding an annual cash retainer of $20,000 for the chair of the nominating and governance committee; and (v) increasing the independent Board member stock ownership holding guideline to 500% of the annual cash retainer from 400%.
In Fiscal 2025, each non-employee director received an annual cash retainer of $90,000 (the “Annual Cash Retainer”) and an annual equity award of $124,974. The additional cash retainer for the Lead Independent Director was $45,000. The additional cash retainer for the Chair of the Audit Committee was $25,000, and the additional cash retainer for the other members of the Audit Committee was $12,500. The additional cash retainer for the Chair of the Compensation Committee was $20,000, and the additional cash retainer for the other members of the Compensation Committee was $10,000. The additional cash retainer for the Chair of the Nominating and Governing Committee was $20,000. Cash compensation is paid in quarterly installments to those directors eligible to receive it.
We also maintain a policy covering stock ownership guidelines for our directors and officers (the “Executive Stock Ownership Guidelines Policy”). The Executive Stock Ownership Guidelines Policy, as most recently amended, provides a guideline for each non-employee director to maintain five times their Annual Cash Retainer in the form of Company equity. As of January 31, 2026, each non-employee director had either met the guidelines provided in the Executive Stock Ownership Guidelines Policy, or the Compensation Committee deemed that each non-employee director who had not yet met the guidelines provided in the Stock Ownership Guidelines Policy to be on a satisfactory path to meet the guidelines. For more details on stock ownership guidelines, see “Compensation Discussion and Analysis – Executive Stock Ownership Guidelines Policy.” All non-employee directors receive annual awards of Restricted Stock Units (“RSUs”), which vest one year from the grant date.
We also reimburse each of our directors for direct travel expenses incurred and documented in connection with attendance at meetings of the Board and its committees, as well as other required commitments.
Director Compensation for Fiscal 2025
The following table sets forth the information concerning all compensation paid by the Company during Fiscal 2025 to our non-employee directors.

Director Compensation
Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($)(3)	Total ($)
Alissa Ahlman	95,000	124,974	219,974
Mary Baglivo	95,000	124,974	219,974
Robert Fisch	95,000	124,974	219,974
Stanley Fleishman	107,500	124,974	232,474
Thomas Hendrickson	110,000	124,974	234,974
Abid Rizvi	97,500	124,974	222,474
Stephen White	97,500	124,974	222,474
Richard Zannino	127,500	124,974	252,474

(1)
Messrs. Swygert and van der Valk, as employee directors, do not receive additional compensation for their Board service. Messrs. Swygert’s and van der Valk’s compensation is reported in the Summary Compensation Table elsewhere in this Proxy Statement.

(2)
Amounts reflect actual cash fees paid during Fiscal 2025. In May 2025, the Board approved increases to certain director retainers, including increasing the annual cash retainer from $80,000 to $90,000. As a result, the amounts shown reflect a blend of the prior and current retainer rates for the portion of Fiscal 2025 before and after the rate changes became effective.

2026 PROXY STATEMENT 23

(3)
Represents the aggregate grant date fair value for RSU awards granted in Fiscal 2025, determined in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation – Stock Compensation excluding the effect of estimated forfeitures. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying shares on the grant date by the number of RSUs granted. As of January 31, 2026, our directors held the following number of options and RSUs, respectively: Ms. Ahlman – 0 and 1,091; Ms. Baglivo – 0 and 1,091; Mr. Fisch – 0 and 1,091; Mr. Fleishman – 0 and 1,091; Mr. Hendrickson –0 and 1,091; Mr. Rizvi – 0 and 1,091; Mr. White – 0 and 1,091; and Mr. Zannino – 0 and 1,091. Each equity award was granted in connection with the director’s Board service.

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PROPOSAL 2 - NON-BINDING ADVISORY VOTE TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Ollie’s seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis section beginning below. This vote is commonly known as “say-on-pay,” and the Compensation Committee of the Board adopted a policy of providing for an annual say-on-pay vote after our stockholders voted in support of this frequency regarding the Company’s non-binding advisory vote regarding the compensation of its Named Executive Officers during our 2024 annual meeting of stockholders.
We encourage you to read and review the Compensation Discussion and Analysis and the compensation tables along with its accompanying narratives to learn more about our executive compensation programs and policies. The Board believes our Fiscal 2025 compensation decisions and our executive compensation programs align the interests of our stockholders and executives while emphasizing variable, at-risk compensation largely tied to Company performance goals while balancing both long- and near-term objectives.
This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures related to our Named Executive Officers. Because this “say-on-pay” vote is advisory, it will not be binding on us. However, our Board will carefully consider the outcome of this vote as well as other factors, including discussions with investors and other stakeholders, when making future executive compensation arrangements. We will disclose how many stockholders voted “For” or “Against” this resolution and how many stockholders abstained from voting.
The Board recommends that stockholders vote in favor of this resolution:
“Resolved, that Ollie’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Ollie’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules of the United States Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”
The Board unanimously recommends a vote “FOR” this proposal.

2026 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee is committed to providing a compensation program for our executives that is aligned with the strategic direction of our business and rewards executives for creating value for our stockholders. This compensation discussion and analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our NEOs, who were our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our three other most highly compensated executive officers during Fiscal 2025, was determined.
Our NEOs for Fiscal 2025 were as follows:

Name	Position during Fiscal 2025
Eric van der Valk	President and Chief Executive Officer
Robert Helm	Executive Vice President and Chief Financial Officer
John Swygert	Executive Chairman
Chris Zender	Executive Vice President and Chief Operating Officer
James Comitale	Senior Vice President, General Counsel and Corporate Secretary

Fiscal Year 2025 Compensation Highlights
Our compensation program for our NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and align the interests of NEOs and stockholders.
•
How we pay: We use a mix of base salary, annual cash incentive, and long-term equity incentives (stock options and RSUs) to attract and retain leadership talent and align management with stockholder interests.

•
Pay-for-performance: Annual incentives for Fiscal 2025 were tied to Adjusted EBITDA performance against Board-approved targets. Fiscal 2025 Adjusted EBITDA was $366.0 million, approximately 103.3% of target ($354.4 million), resulting in payouts of 132.7% of target bonuses for NEOs.

•
Long-term alignment: Our equity awards are designed for long-term value creation and retention. Fiscal 2025 long-term awards were delivered 50% in RSUs and 50% in stock options, generally with ratable vesting over four years, and subject to continued service.

•
Strong governance safeguards: Our program includes an incentive compensation recoupment (“clawback”) policy, stock ownership guidelines for executives and directors, and prohibitions on hedging and pledging Company stock.

•	Change in control: We provide double-trigger protections; we do not provide single-trigger change in control arrangements and do not provide 280G excise tax gross-ups.
•
Stockholder feedback: Our say-on-pay proposal received over 92% support at our 2025 annual meeting, and the Compensation Committee considers stockholder feedback when evaluating program design and disclosure.

26 2026 PROXY STATEMENT

Compensation Practices
We endeavor to adhere to key governance practices that reflect our compensation philosophy and support long-term Company success while helping to mitigate compensation risks.

What we do		What we don’t do
☑	Majority of compensation is incentive-based and at risk because it is tied to Company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking	X	No pension plans
☑	Exercise due diligence in setting compensation targets and goals	X	No option repricing
☑
Periodically assess the compensation policies and programs to ensure that they are not reasonably likely to incentivize associate behavior that would result in any material adverse risks to the Company
		X	Perquisites are not a substantial portion of our NEO pay packages
☑	Provide reasonable severance protection in our employment agreements, with double trigger protections upon a change in control	X	No hedging or pledging of company stock permitted by directors or any Company associates
☑	Double trigger change-in-control payments	X	No single trigger change in control arrangement
☑
Clawback of equity compensation in the event of a restatement pursuant to the Company’s Policy for Recoupment of Incentive Compensation (attached as Exhibit 97 to our Annual Report on Form 10-K, for Fiscal 2025)

☑	Executive Stock Ownership Guidelines Policy

Role of the Compensation Committee, Management and Compensation Consultant
Compensation Committee
Our Board has delegated administration of our executive compensation program to the Compensation Committee, which, among other matters, reviews the performance of our NEOs and makes determinations and decisions on their compensation programs, including the components, mix, and targeted amounts. In evaluating and making determinations about the Company’s compensation policies and programs, the Compensation Committee considers, among other matters, operational performance, the Company’s risk profile, recommendations and advice of the Committee’s independent compensation consultant, compensation levels among our peers, and the results of the most recent “say-on-pay” vote of our stockholders. As described in more detail in this Proxy Statement under “Corporate Governance Matters – Committees of the Board, Compensation Committee,” the Compensation Committee operates under a written charter, which the Compensation Committee and the Board review periodically and update as necessary, which, among other items, sets out its roles and responsibilities regarding executive compensation. All members of the Compensation Committee meet all applicable independence standards under the SEC’s and Nasdaq’s corporate governance standards.
Management
The President and Chief Executive Officer provides input as to all other NEOs’ performance and recommends compensation adjustments for all executives other than himself. Ultimately, all decisions regarding NEO compensation are made by the Compensation Committee at the direction of our Board.
Independent Compensation Consultant
To assist the Compensation Committee in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. Our Compensation Committee has engaged Pearl Meyer as its independent compensation consultant to advise on director and executive officer compensation. In Fiscal 2025, Pearl Meyer assisted the Compensation Committee regarding executive and Board compensation matters.

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The Compensation Committee has the sole discretion to engage, retain, obtain the advice of, terminate, and to determine the funding for the compensation consultant, and is directly responsible for the appointment, compensation, and oversight of the compensation consultant’s work.
The Compensation Committee has examined the independence of Pearl Meyer under the factors contained in the SEC rules and Nasdaq listing standards and determined that Pearl Meyer is independent and concluded that Pearl Meyer’s work for the Committee does not raise any conflict of interest.
Compensation Philosophy
Our executive compensation programs are designed to accomplish the following principles:
•	to align with and support the strategic direction of our business;
•	to link pay with overall company performance and reward executives for behaviors that drive stockholder value creation; and
•	to be financially efficient and affordable.
The Compensation Committee has reviewed the competitiveness of compensation provided to our NEOs and does not target a specific percentile for the competitiveness of any individual element of compensation, or for the program as a whole. However, the Compensation Committee considers target compensation at levels that are competitive with our peer group median, while allowing for differentiation based on individual performance, experience, and strategic value to the Company. The Compensation Committee also references broader retail industry compensation data provided by Pearl Meyer to supplement peer group data.
Pay Mix
Our pay mix is driven by our compensation philosophy as well as each NEO’s role, experience, and strategic value to the Company. A significant amount of each NEO’s compensation is at risk, with particular focus on long-term equity incentives (options and RSUs) that align the interests of our NEOs with those of our stockholders.
2025 Peer Group
The Compensation Committee, in consultation with Pearl Meyer and inviting input from management as appropriate under the circumstances, annually reviews the composition of the peer group used as a reference for executive compensation decisions to ensure that the companies included are comparable in terms of business, revenues, market capitalization, growth profile, geographic footprint, number of associates, and number of brick-and-mortar stores.
Effective August 28, 2024, the Compensation Committee, in consultation with Pearl Meyer and with the input of management, approved this peer group to be used to inform compensation decisions for the remainder of Fiscal 2024 and Fiscal 2025 through December 4, 2025:

Academy Sports and Outdoors, Inc.	Grocery Outlet, Inc.
Bath & Body Works, Inc.	Haverty Furniture Companies, Inc.
Boot Barn Holdings, Inc.	Leslie’s, Inc.
Burlington Stores, Inc.	Sleep Number Corporation
Deckers Outdoor Corporation	Sprouts Farmers Market, Inc.
Dollarama Inc.	Ulta Beauty, Inc.
Five Below, Inc.	Weis Markets, Inc.
Floor & Décor Holdings, Inc.

28 2026 PROXY STATEMENT

Effective December 4, 2025, the Compensation Committee, in consultation with Pearl Meyer and with the input of management, approved this updated peer group to reflect changes in the competitive landscape and to better align with companies of similar size and business model. The updated December 2025 peer group will be used to inform compensation decisions for Fiscal 2026:

Academy Sports and Outdoors, Inc.	Floor & Décor Holdings, Inc.
Aritzia, Inc.	Grocery Outlet, Inc.
Bath & Body Works, Inc.	Mr. Car Wash, Inc.
Boot Barn Holdings, Inc.	National Vision Holdings, Inc.
Burlington Stores, Inc.	Savers Value Village, Inc.
Deckers Outdoor Corporation	Sprouts Farmers Market, Inc.
Dollarama Inc.	Ulta Beauty, Inc.
Five Below, Inc.

Consistent with prior years, the Compensation Committee considered a number of criteria in determining our current peer group, including without limitation the following: (a) industry focus, favoring discount retailers and brick and mortar retailers with similar customers and products; (b) annual revenues within identified metrics of our trailing 12 month revenue; (c) market capitalization within certain parameters of our average market capitalization; and (d) similar high growth profile.
Additionally, at our last annual stockholders meeting, over 92% of votes cast by our stockholders were in favor of our “say-on-pay” proposal, which evidences strong support for our executive compensation program. The Compensation Committee considers results of the “say-on-pay” vote when determining the Company’s executive compensation program.

2026 PROXY STATEMENT 29

Elements of Our Executive Compensation and Benefits Programs
Base Salary
The Compensation Committee considers the base salaries that need to be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments as necessary based on the competitive market, as well as individual and Company performance. We provide a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s performance. In addition, base salary is also impacted by factors including experience, industry knowledge, duties, and scope of responsibility, as well as other factors, including the competitive market for talent.
During Fiscal 2025, based on a review of peer group data provided by Pearl Meyer, as well as Company performance and individual performance, the Compensation Committee approved the base salaries of the Company’s NEOs as set forth below. The Compensation Committee approved base salary increases for continuing NEOs (excluding Mr. Swygert) to the degree the Compensation Committee determined to be consistent with market practices and reflective of individual performance and scope of responsibilities:

Executive	Base Salary (2/1/2025) ($)	Base Salary (1/31/2026) ($)
Eric van der Valk(1)	580,000	775,000
Robert Helm	500,000	525,000
John Swygert(2)	990,000	600,000
Chris Zender	475,000	500,000
James Comitale	345,000	355,000

(1)	Mr. van der Valk’s base salary increase from $580,000 to $775,000 reflects his promotion to President and Chief Executive Officer effective February 2, 2025.
(2)	Mr. Swygert’s base salary decreased from $990,000 to $600,000 in connection with his transition from Chief Executive Officer to Executive Chairman
Annual Incentive Compensation
In March 2025, the Compensation Committee approved the performance targets and potential annual incentive payouts for our NEOs for Fiscal 2025 under our annual incentive bonus plan, as most recently approved by the Compensation Committee and the Board as of March 11, 2025 (the “Incentive Bonus Plan”). The Compensation Committee determined that, consistent with prior years, a main business objective to incentivize our management was to focus on increasing our Adjusted EBITDA, which was selected as the sole performance metric for the Incentive Bonus Plan for our NEOs. After review and discussion, on March 11, 2025, the Compensation Committee also unanimously approved the Company’s Fiscal 2025 bonus plan design, including a revised maximum payout at 110% of Target Adjusted EBITDA (a reduction from 115% in previous years)
To calculate payouts under the Incentive Bonus Plan, the Company’s Adjusted EBITDA is assessed relative to performance targets (see targets for Fiscal 2025 provided below) (the “Target Adjusted EBITDA”). During Fiscal 2025, bonus payouts range from 0% of the NEO’s base salary if threshold performance (at or below 85% of Target Adjusted EBITDA) is not exceeded, to the “Maximum Payout (% of Base)” reflected in the chart below if maximum performance (over 110% of the Target Adjusted EBITDA, reduced from 115% in previous years) is achieved. Once the performance threshold is met (85.01% of the Target Adjusted EBITDA), payouts are interpolated on a straight-line basis from 0% of the NEO’s base salary to the applicable NEO’s maximum percentage of base salary for performance levels between threshold performance, and target payouts, and maximum performance with target performance midway between threshold performance and maximum performance.
The level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the Compensation Committee to be reflective of truly outstanding performance.
We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses, and income taxes. We define Adjusted EBITDA as EBITDA adjusted for the non-cash items of stock-based compensation expense and gains on insurance settlements. EBITDA and Adjusted EBITDA are non-GAAP measures and may not be comparable to similar measures reported by other companies. For a discussion of these non-GAAP measures, including a

30 2026 PROXY STATEMENT

reconciliation to the nearest GAAP measures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – EBITDA and Adjusted EBITDA” beginning on page 32 of our Annual Report on Form 10-K, for Fiscal 2025.
The targets and potential payouts under the Fiscal 2025 Incentive Bonus Plan for each NEO, as well as the resulting payouts to our NEOs under the Incentive Bonus Plan based on achievement of $366.0 million Adjusted EBITDA or approximately 103.3% of the Target Adjusted EBITDA of $354.4 million, are set forth below. During Fiscal 2025, based on a review of peer group data provided by Pearl Meyer, as well as Company performance and individual performance, the Compensation Committee approved the bonus payouts of the Company’s NEOs as set forth below:

Executive	Threshold Payout (% of Base)	Target Payout (% of Base)	Maximum Payout (% of Base)	Resulting Payout ($)
Eric van der Valk	0%	100%	200%	1,025,818
Robert Helm	0%	75%	150%	518,334
John Swygert	0%	75%	150%	606,395
Chris Zender	0%	60%	120%	395,959
James Comitale	0%	50%	100%	236,099

Long-Term Equity Incentive Compensation
In Fiscal 2025, we compensated our NEOs through grants of stock options and RSUs pursuant to our 2015 Equity Incentive Plan (the “2015 Plan”) and our 2025 Equity Incentive Plan described below (the “2025 Plan”). Each of the 2015 Plan and the 2025 Plan shall be referred to herein as an “Equity Plan”.
On March 11, 2025, the Compensation Committee approved the 2025 Plan and recommended to the Board that it approve and adopt the 2025 Plan. On March 11, 2025, the Board approved and adopted the 2025 Plan and directed that it be submitted to the stockholders for approval at the next annual meeting. At the annual meeting of the Company’s stockholders on June 12, 2025, the Company’s stockholders voted to approve the 2025 Plan to succeed the expiring 2015 Plan. The 2025 Plan became effective upon June 12, 2025, upon the affirmative vote at such annual meeting.
The 2025 Plan succeeded the 2015 Plan as the source of awards granted on or after June 12, 2025, and no further shares were awarded under the 2015 Plan thereafter. The 2015 Plan terminated on the day following the date of the June 12, 2025 annual meeting, and no further awards were granted under the 2015 Plan. The 2015 Plan will continue to govern outstanding awards previously granted under it. A copy of the 2025 Plan is attached as Exhibit 4.4 to the Form S-8 Registration Statement filed by the Company on June 18, 2025 (No. 333-288146).
Equity awards under our Equity Plans are a vital piece of our total compensation package. Equity awards are intended to compensate NEOs for sustained long-term performance, align the interests of our NEOs and stockholders, and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms. In Fiscal 2025, levels, mix, and frequency of equity awards were determined by the Compensation Committee and were designed to reflect each recipient’s level of responsibility and performance. RSUs and stock options both vest ratably over four years, subject to the NEO providing continued services through each applicable vesting date, and otherwise in accordance with the applicable Equity Plan and award agreements.
Fiscal 2025 Grants
Our long-term equity incentive program for Fiscal 2025 was designed to generally award to our NEOs 50% of long-term equity value in RSUs and 50% in stock options. We believe awarding a significant percentage of pay in the form of long-term equity fosters retention and demonstrates strong alignment between executive and stockholder interests.
Grant values are determined in accordance with our philosophy of providing competitive total compensation, with a heavier emphasis on variable long-term pay.
Stock options and RSUs granted to our NEOs are reflected below in the table entitled “Fiscal Year 2025 Grants of Plan Based Awards”.

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Restricted Stock Units
RSUs directly align NEOs’ and stockholders’ interests over a longer-term period and are a vital retention component of our compensation program. RSUs have annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement. See also “Fiscal 2025 Compensation Highlights” above.
Stock Options
Stock options have traditionally been granted as a component of our long-term incentive program and continue to be a valuable vehicle designed to align NEOs’ and stockholders’ interests over a longer-term period. Stock options are granted with an exercise price equal to the closing price of our stock on the date of the award grant. Stock options only have value once they vest and only to the extent that our stock price is greater than the stock options’ exercise price. Stock options have annual ratable vesting over four years, subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.
Equity Grant Practices
In accordance with Item 402(x) of Regulation S-K, we are providing the following disclosure regarding our policies and practices on the timing of awards of stock options in relation to the disclosure of material nonpublic information. The Compensation Committee generally grants options annually to executives during its first scheduled meeting of the applicable fiscal year. Throughout the year, option awards may be made to new executive hires or in connection with promotions or other changes in employment at the executive level. The Compensation Committee does not grant equity-based awards in anticipation of the release of material nonpublic information and does not time the disclosure of material nonpublic information for purposes of affecting the value of executive compensation. In addition, during Fiscal 2025, we did not grant options to any NEO during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

32 2026 PROXY STATEMENT

Retirement, Health and Welfare Benefits, and Other Perquisites
Substantially all of our NEOs’ compensation consists of base salary, an annual cash bonus earned pursuant to the Incentive Bonus Plan, and long-term equity incentive compensation, with minimal perquisites provided. Our NEOs are entitled to participate in all of our employee benefit plans, including medical, dental, vision, and disability insurance, and our 401(k) Retirement Savings Plan (the “401(k) Plan”). We also provide paid time off and paid holidays to our NEOs. Generally, our NEOs participate in these plans and programs on the same or similar basis as are offered to our other associates. Our NEOs are also eligible to receive automobile allowances and group term life insurance.
Effective January 1, 2024, pursuant to our 401(k) Plan, we provide each eligible associate, including our NEOs, with a safe-harbor matching contribution equal to an immediately-vested 100% Company match of the first three percent of each eligible associate’s contribution to the 401(k) Plan and 50% of the next two percent of each eligible associate’s contribution to the 401(k) Plan.
Recoupment (“Clawback”) Policy
In accordance with the requirements of the Dodd-Frank Act, SEC rules, and Nasdaq listing standards, we maintain a clawback policy effective as of December 1, 2023 (the “Clawback Policy”) that requires recoupment of certain erroneously-awarded incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws. The Clawback Policy is triggered in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the applicable securities laws.
The amount of erroneously awarded incentive-based compensation is the excess of the amount of incentive-based compensation paid to a “Covered Executive” (as defined in the Clawback Policy) over the incentive-based compensation that such Covered Executive would have been paid had it been based on the restated results without regard to taxes paid. The Clawback Policy is administered by the Compensation Committee, which shall determine, in its sole discretion, the method for recouping erroneously awarded incentive-based compensation. In Fiscal 2025, we were not required to, and did not, prepare an accounting restatement or seek to recover any incentive compensation.
Hedging and Pledging Policy
Our Policy on Insider Trading, among other items, explicitly prohibits all associates and directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities on hedging or pledging of any of our stock.
Stock Ownership Guidelines Policy
We have a Stock Ownership Guidelines Policy, which provides the recommended guidelines for stock ownership for the Company’s officers and directors:

Executive Level	Stock Value as a Multiple of Salary
Chief Executive Officer	5x Salary
Executive Chairman	5x Salary
Section 16 Officers	2x Salary
Other Corporate Officers	1x Salary
Board of Directors	5x Annual Cash Retainer

In May 2025, the Board approved increasing the director stock ownership guideline from 4x to 5x the annual cash retainer, effective immediately. For purposes of meeting these guidelines, the Stock Ownership Guidelines Policy defines stock ownership to include:
•	Actual stock owned;
•	Vested in-the-money stock options, net of an assumed 40% tax rate;

2026 PROXY STATEMENT 33

•	Unvested restricted stock units;
•	Outside purchases or holdings of stock; and
•	Stock beneficially owned by the family members of the officer or director.
Officers, including NEOs, covered by this policy are encouraged to hold 50% of the shares realized from the vesting of RSUs (net of taxes) and 50% realized on a post-tax, net share basis from the exercise of stock options until the guidelines provided in the policy are met. In addition to the multiple of salary guideline, other guidelines, including the length of time executives have to attain the multiple of salary guideline, are defined in the policy.
The Compensation Committee assesses progress toward meeting stock ownership expectations on an annual basis, measured on the last day of the fiscal year. Management discusses with the Compensation Committee each NEO’s progress toward meeting their stock ownership expectation. As of January 31, 2026, each NEO had either met their guideline as defined in the Stock Ownership Guidelines Policy or was deemed by the Compensation Committee to either be on a satisfactory path to meet their guideline as defined in the policy or to be departing the Company in connection with an anticipated succession planning initiative.
Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of the compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation considering FASB ASC Topic 718, Compensation – Stock Compensation (ASC Topic 718).
Compensation Committee Report
The Compensation Committee has oversight duties and responsibilities, as set forth in its charter, which is reviewed periodically and updated as necessary. A current copy of the Compensation Committee Charter can be found on our website at https://investors.ollies.com/highlights.
In furtherance of such duties and responsibilities, the Compensation Committee submits this report to Ollie’s stockholders. The Compensation Committee consists solely of non-executive independent directors, as the Board determines in accordance with the Company’s guidelines and Nasdaq listing standards.
The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.
Submitted by the Compensation Committee,
Richard Zannino, Chair
Alissa Ahlman
Mary Baglivo
Robert Fisch
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

34 2026 PROXY STATEMENT

SUMMARY COMPENSATION TABLE
The following table sets forth certain information for Fiscal 2025, Fiscal 2024, and Fiscal 2023 concerning the total compensation awarded to, earned by, or paid to, our NEOs.

Name and Principal Position as of the last day of Fiscal 2025	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric van der Valk President and Chief Executive Officer	2025	771,250	1,600,028	1,599,999	1,025,818	39,649	5,036,744
	2024	569,231	549,970	550,017	488,201	35,832	2,193,251
	2023	557,308	449,983	450,000	534,491	16,823	2,008,605

Robert Helm Executive Vice President, Chief Financial Officer	2025	520,192	500,011	499,976	518,334	31,649	2,070,162
	2024	488,462	375,010	374,983	279,125	31,284	1,548,864
	2023	475,385	299,989	300,010	303,748	123,452	1,502,584

John Swygert Executive Chairman	2025	607,500	900,002	899,983	606,395	36,942	3,050,822
	2024	972,692	1,749,972	1,749,987	1,390,369	42,139	5,905,159
	2023	934,615	1,600,016	1,599,994	1,193,906	19,014	5,347,545

Chris Zender Executive Vice President, Chief Operating Officer	2025	491,538	349,950	349,989	395,959	31,632	1,619,068
	2024	292,308	300,016	300,025	166,820	126,002	1,185,171
	2023(4)	—	—	—	—	—	—

James Comitale Senior Vice President, General Counsel	2025	353,077	224,976	225,009	236,099	28,233	1,067,394
	2024	343,077	224,991	224,982	197,377	28,495	1,018,922
	2023	345,577	199,973	200,007	221,831	17,378	984,766

(1)
Represents the aggregate grant date fair value of the RSUs and option awards, computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. These values have been determined based on the assumptions set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2025, Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2024 and Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2023, as applicable. The actual value of option awards, if any, which may be realized will depend on the excess of the stock price over the exercise price on the date any such options are exercised. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying shares on the grant date by the number of RSUs granted.

(2)
The amounts reported in this column represent the actual amounts paid under the Incentive Bonus Plan pursuant to the achievement of the Target Adjusted EBITDA in Fiscal 2025, Fiscal 2024, and Fiscal 2023. See “Elements of Our Executive Compensation and Benefits Programs – Annual Incentive Compensation,” above.

(3)	All other compensation consists of automobile allowances, group term life insurance, 401(k) matching contributions, and other compensation as set forth in the table below.

	Automobile allowance ($)	Group term life insurance ($)	401(k) matching contributions ($)	Other ($)	Total ($)
Eric van der Valk	12,000	1,806	25,843	—	39,649
Robert Helm	12,000	630	19,019	—	31,649
John Swygert	12,000	1,806	23,136	—	36,942
Chris Zender	12,000	2,132	17,500	—	31,632
James Comitale	12,000	2,772	13,461	—	28,233

(4)
No amounts are reported in this table for Mr. Zender for Fiscal 2023 because Mr. Zender was not a named executive officer for that fiscal year. Mr. Zender commenced employment with us on June 17, 2024.

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Fiscal Year 2025 Grants of Plan Based Awards
During Fiscal 2025, our NEOs were awarded the following:
Grants of Plan-Based Awards

			Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)(3)	Exercise or base price of option awards ($/Sh)(4)	Grant date fair value of stock and option awards ($)(5)
Name	Approval date	Grant date	Threshold ($)	Target ($)	Maximum ($)
Eric van der Valk	1/31/2025	2/3/2025	—	771,250	1,542,500	14,866	30,349	107.63	3,200,027
Robert Helm	3/11/2025	4/1/2025	—	390,144	780,288	4,365	9,117	114.55	999,987
John Swygert	1/31/2025	2/3/2025	—	455,625	911,250	8,362	17,071	107.63	1,799,984
Chris Zender	3/11/2025	4/1/2025	—	294,923	589,846	3,055	6,382	114.55	699,939
James Comitale	3/11/2025	4/1/2025	—	176,539	353,077	1,964	4,103	114.55	449,985

(1)
The amounts reflect the threshold, target, and maximum amounts payable under the Incentive Bonus Plan. See “Elements of Our Executive Compensation and Benefits Programs – Annual Incentive Compensation” above. The actual amounts paid under the Incentive Bonus Plan are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)
Represents RSUs granted to our NEOs in Fiscal 2025. These RSUs will vest ratably at a rate of 25% per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date. Any unvested RSUs are forfeited upon a termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

(3)
Represents stock options granted to our NEOs in Fiscal 2025. These options will vest ratably at a rate of 25% per year on each annual anniversary date of the grant until fully vested, subject to the NEO providing continued services through the applicable vesting date. Any unvested options are forfeited upon any termination of employment for any reason, but note that vesting acceleration may occur in connection with a termination of employment under certain circumstances. See, for example, “Potential Payments Upon Termination of Employment or Change in Control” below.

(4)
The exercise price of the options is equal to the closing price of a share of the Company’s common stock on the grant date (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(5)
Amounts represent the fair value of the equity awards calculated on the grant date in accordance with ASC Topic 718 excluding the effect of estimated forfeitures. These values have been determined based on the assumptions set forth in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for Fiscal 2025. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying shares of common stock on the grant date by the number of RSUs granted.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about outstanding equity awards held by our NEOs as of January 31, 2026.

Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#)(1) (Exercisable)	Number of securities underlying unexercised options (#)(1) (Unexercisable)	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(4)
Eric van der Valk	5/3/2021	5,402	—	88.26	5/3/2031	—(3)	—
	3/25/2022	2,922	4,614	43.21	3/25/2032	2,152(3)	237,387
	3/23/2023	5,793	7,724	57.98	3/23/2033	3,880(3)	428,003
	4/1/2024	3,554	10,662	74.23	4/1/2034	5,557(3)	612,993
	2/3/2025	—	30,349	107.63	2/3/2035	14,866(3)	1,639,868
Robert Helm	10/17/2022	1,492	2,985	54.01	10/17/2032	1,504(3)	165,906
	3/23/2023	—	5,149	57.98	3/23/2033	2,587(3)	285,372
	4/1/2024	1,211	7,269	74.23	4/1/2034	3,789(3)	417,965
	4/1/2025	—	9,117	114.55	4/1/2035	4,365(3)	481,503

36 2026 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#)(1) (Exercisable)	Number of securities underlying unexercised options (#)(1) (Unexercisable)	Option exercise price ($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(4)
John Swygert	3/22/2021	20,000	—	86.03	3/22/2031	—(3)	—
	3/25/2022	59,553	19,851	43.21	3/25/2032	9,257 (3)	1,021,140
	3/23/2023	27,463	27,463	57.98	3/23/2033	13,798(3)	1,522,057
	4/1/2024	11,308	33,923	74.23	4/1/2034	17,681(3)	1,950,391
	2/3/2025	—	17,071	107.63	2/3/2035	8,362(3)	922,412
Chris Zender	7/29/2024	1,463	4,390	98.95	7/29/2034	2,274(3)	250,845
	4/1/2025	—	6,382	114.55	4/1/2035	3,055(3)	336,997
James Comitale	3/25/2022	—	2,326	43.21	3/25/2032	1,085(3)	119,686
	3/23/2023	—	3,433	57.98	3/23/2033	1,724(3)	190,174
	4/1/2024	11	4,361	74.23	4/1/2034	2,273(3)	250,735
	4/1/2025	—	4,103	114.55	4/1/2035	1,964(3)	216,649

(1)
Options vest at a rate of 25% per year on each annual anniversary date of the grant until fully vested, generally subject to the NEO providing continued services through the applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(2)
The exercise price of the options is equal to the closing price of a share of the Company’s common stock on the grant date (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(3)
RSUs vest at a rate of 25% per year on each annual anniversary date of the grant until fully vested, generally subject to the NEO providing continued services through each applicable vesting date and otherwise in accordance with the applicable Equity Plan and award agreement.

(4)	Calculated based on $110.31, the closing price of the Company’s common stock on January 30, 2026, the last trading day of Fiscal 2025.
Options Exercised and Stock Vested
The following table sets forth all option exercises and restricted stock units vested for each of our NEOs during Fiscal 2025.
Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Eric van der Valk	4,000	356,228	9,372	1,050,386
Robert Helm	5,280	283,289	4,060	470,211
John Swygert	107,058	6,581,436	26,699	2,894,075
Chris Zender	—	—	758	104,521
James Comitale	8,977	511,608	3,410	382,186

(1)
The amounts reported in this column reflect the difference between (i) the closing price of the Company’s common stock on the exercise date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported) and (ii) the exercise price of the option.

(2)
The amounts reported in this column are based on the closing price of the Company’s common stock on the vesting date of the applicable stock award (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

2026 PROXY STATEMENT 37

Employment Agreements
We have entered into employment agreements with each of our NEOs.
The Compensation Committee believes that severance and certain limited change in control arrangements, when properly tailored, are appropriate and necessary to retain our NEOs and to recruit other executive candidates. Further, in the event of any potential change in control of the Company, the Compensation Committee has concluded that such commitments are necessary to enable our NEOs to evaluate objectively the benefits to stockholders of the proposed transaction, notwithstanding any potential effects on their own job security.
The Compensation Committee also believes that reasonable severance and change in control benefits should be:
•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to their tenure;
•	conditioned upon execution of a release of all releasable claims against the Company and its affiliates; and
•	conditioned on the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.
No NEO of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).
The material provisions of each such agreement are described below. For the purposes of the employment agreements, “Company EBITDA” refers to Adjusted EBITDA without any adjustments for pre-opening expenses.
Eric van der Valk
In connection with his promotion to President and Chief Executive Officer, we amended and restated Mr. van der Valk’s then-existing employment agreement effective February 2, 2025 (such amended agreement, the “CEO Agreement”).
Under the CEO Agreement, Mr. van der Valk is entitled to receive a minimum annual base salary, which will be reevaluated annually by the Compensation Committee or our Board, and he is eligible to (i) receive an automobile allowance, (ii) participate in all benefit plans generally available to senior management executives of the Company, and (iii) receive twenty-five (25) days of paid vacation per year of employment. Mr. van der Valk is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets. As of February 2, 2025: (a) if our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 200% of his base salary; (b) if our Company EBITDA is equal to the target EBITDA for a given year, the bonus is 100% of his base salary; and (c) if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. van der Valk will not be entitled to a bonus for that year.
Our other executive officers received an annual long-term incentive equity award in April of 2025. Upon the effective date of the CEO Agreement on February 2, 2025, Mr. van der Valk received a long-term incentive equity award with a value of $3,200,000, which grant was in lieu of, and not in addition to, the annual grant in April of 2025.
Either we or Mr. van der Valk may terminate the CEO Agreement at any time upon written notice as specified in the CEO Agreement and outlined below. We may terminate the CEO Agreement without “cause” by providing at least 30 days’ prior written notice. Mr. van der Valk must provide us with at least 30 days prior written notice in case of termination without “good reason”. Such terms are defined in the CEO Agreement, as may be amended from time to time.
If we terminate Mr. van der Valk’s employment for “cause”, his employment terminates due to his disability or death, if Mr. van der Valk resigns without “good reason”, or if Mr. van der Valk does not renew his employment agreement, in lieu of any other payments or benefits, we must pay any base salary earned but not paid through the termination date.
If we terminate the CEO Agreement without “cause”, if Mr. van der Valk terminates the CEO Agreement for “good reason”, or if we do not renew the CEO Agreement at the end of its then-current term, we must: (i) continue to pay Mr. van der Valk’s base salary for a period of 24 months after the termination date; (ii) pay him a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year at the same time the Company’s senior executives are paid their

38 2026 PROXY STATEMENT

bonuses; (iii) pay him any bonus attributable to a completed fiscal year immediately prior to the fiscal year in which his employment terminated, to the extent earned and not previously paid; and (iv) reimburse him monthly for health benefits until the earlier of (a) 24 months and (b) the date he ceases to be eligible for such coverage under applicable law or plan terms; conditioned upon Mr. van der Valk’s signing of a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. van der Valk’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The CEO Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. van der Valk’s employment and extend for two years thereafter (six months thereafter with respect to proprietary rights).
Robert Helm
In October 2022, we entered into an employment agreement with Mr. Helm, to serve as our Senior Vice President and Chief Financial Officer (the “Helm Agreement”). Under the Helm Agreement, Mr. Helm is entitled to receive a minimum base salary, which may be reevaluated periodically by us or our Board. Mr. Helm is also eligible to receive an annual cash performance bonus corresponding to the achievement of certain Company EBITDA targets. As of February 2, 2025: (a) if our Company EBITDA is equal to or greater than the maximum Company EBITDA target for such fiscal year, the bonus is 150% of his base salary; (b) if our Company EBITDA is equal to the target Company EBITDA for such fiscal year, the bonus is 75% of his base salary; and (c) if our Company EBITDA is equal to or less than the minimum threshold for such fiscal year, Mr. Helm will not be entitled to a bonus for that year. Pursuant to the Helm Agreement, our Board may change the manner in which any bonus is determined or calculated with the input of the Company’s President and Chief Executive Officer.
Either we or Mr. Helm may terminate the Helm Agreement at any time upon written notice as specified in the Helm Agreement and outlined below. We may terminate the Helm Agreement immediately by written notice for “cause,” death, or “disability” and with 30 days’ prior written notice without “cause.” Mr. Helm may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” Such terms are defined in the Helm Agreement, as may be amended from time to time.
If we terminate Mr. Helm’s employment for “cause”, his employment terminates due to his “disability” or death or if Mr. Helm resigns without “good reason”, we must pay to him, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.
If we terminate Mr. Helm without “cause” or if Mr. Helm resigns for “good reason,” we must continue to pay Mr. Helm his base salary for a period of 12 months after the termination date and continue to provide life insurance benefits to the extent permitted under such plans until the earlier of such 12-month period and the date Mr. Helm has commenced new employment; conditioned upon Mr. Helm’s signing a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter and further conditioned on Mr. Helm’s compliance with provisions relating to confidentiality, proprietary rights, and restricted activities.
The Helm Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Helm’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).
John Swygert
In connection with his transition to Executive Chairman, we amended and restated Mr. Swygert’s then-existing employment agreement for a one-year term as Executive Chairman effective February 2, 2025, and on February 11, 2026, we entered into a First Amendment to the Executive Chairman Agreement, effective February 1, 2026, which extended the term through February 11, 2027 and provided for an additional equity grant (as amended, the “Executive Chairman Agreement”).
Under the Executive Chairman Agreement, Mr. Swygert is entitled to receive a minimum annual base salary, and he is eligible to (i) receive an automobile allowance, (ii) participate in all benefit plans generally available to senior management executives of the Company, and (iii) thirty (30) days of paid vacation per year of employment. Mr. Swygert is also eligible to receive an annual cash performance bonus based on the Company’s ability to achieve certain Company EBITDA targets. Under the Executive Chairman Agreement: (a) if the Company EBITDA is equal to or greater than the maximum for any given year, the bonus shall be 150% of his base salary; (b) if the Company

2026 PROXY STATEMENT 39

EBITDA is equal to the target Company EBITDA for a given year, the bonus is 75% of his base salary; and (c) if the Company EBITDA is equal to or less than the minimum threshold for any given year, Mr. Swygert is not entitled to a bonus for that year. Our Compensation Committee may change the manner in which any bonus is determined or calculated with Mr. Swygert’s consent pursuant to the Executive Chairman Agreement.
Either we or Mr. Swygert may terminate the Executive Chairman Agreement at any time upon written notice as specified in the agreement and outlined below. We may terminate Mr. Swygert’s employment immediately by written notice for “cause,” death, or “disability” and with 30 days’ prior written notice without “cause.” Mr. Swygert may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason.” “Good reason”, “cause”, “disability”, “retirement”, “term”, and “termination date” are defined as set forth in the Executive Chairman Agreement, as may be amended from time to time.
If we terminate Mr. Swygert’s employment for “cause”, his employment terminates due to his “disability” or death, or if Mr. Swygert resigns without “good reason”, we must pay to him, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.
If we terminate Mr. Swygert’s employment without “cause”, or if he resigns for “good reason”, we must: (i) pay him his base salary for the remainder of the term of this employment; (ii) pay him a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum at the same time the Company’s senior executives are paid their bonuses; and (iii) reimburse Mr. Swygert monthly for health benefits until the earlier of (a) the end of the term of the Swygert Employment Agreement and (b) the date he ceases to be eligible for such coverage under applicable law or plan terms; conditioned upon his signing of a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities. Pursuant to the Executive Chairman Agreement, in the event (i) (a) the Company and/or the Board terminates Mr. Swygert’s employment as Executive Chairman without “cause” or (b) the Company and/or the Board terminates Mr. Swygert’s service on the Board without “cause”, whichever occurs latest, or (ii) Mr. Swygert terminates his employment as Executive Chairman for “good reason”, the vesting of any equity awards granted prior to his termination date that are then unvested shall accelerate (including that options will become fully exercisable) as of the later of his termination date or the last day of service on the Board, conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter.
If Mr. Swygert elects to retire during the term of the Executive Chairman Agreement, any equity awards granted prior to February 2, 2025, that are then unvested shall remain outstanding and eligible to vest in accordance with the terms of the applicable awards agreements, subject to Mr. Swygert’s continuing compliance with Sections 7 and 8 of the Executive Chairman Agreement as well as any other obligations in connection with any restrictive covenant agreements entered into with us. If Mr. Swygert’s employment terminates at the end of the term of the Executive Chairman Agreement, we will pay Mr. Swygert a pro-rata portion of the bonus for the fiscal year in which such termination occurred based on actual performance, payable in a lump sum during the following fiscal year at the same time as the other executives, conditioned upon Mr. Swygert signing a release of claims within 21 days or such longer time period as provided in the release of claims following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Swygert’s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The Executive Chairman Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Swygert’s employment and that extend for two years thereafter (six months thereafter with respect to proprietary rights).
Chris Zender
We entered into an employment agreement with Chris Zender, our Executive Vice President, Chief Operating Officer effective June 17, 2024 (the “Zender Agreement”). Under the Zender Agreement, Mr. Zender is entitled to (v) receive a minimum annual base salary, which may be reevaluated periodically by us or our Board, (w) receive a relocation allowance and capped reimbursement for relocation-related temporary housing, in each case subject to full or partial repayment if employment is ended within 365 days or between 366 and 730 days, respectively, (x) receive an automobile allowance, (y) be eligible to participate in all benefit plans generally available to senior management executives of the Company, and (z) twenty-five (25) days of paid vacation per year of employment.

40 2026 PROXY STATEMENT

Mr. Zender is also eligible to receive an annual cash performance bonus based on our ability to achieve certain EBITDA targets. As of February 2, 2025: (a) if our EBITDA is equal to or greater than a maximum for any given year, the bonus is 120% of his base salary; (b) if our EBITDA is equal to the target EBITDA for a given year, the bonus is 60% of his base salary; and (c) if our EBITDA is equal to or less than a minimum threshold for any given year, Mr. Zender will not be entitled to a bonus for that year.
Either we or Mr. Zender may terminate the Zender Agreement at any time upon written notice as specified in the Zender Agreement and outlined below. We may terminate Mr. Zender’s employment immediately by written notice for “cause”, death, or “disability”, and with 30 days’ prior written notice without “cause”. Mr. Zender may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason”. Such terms are defined in the Zender Agreement.
If we terminate Mr. Zender for “cause”, his employment terminates due to his “disability” or death, or if Mr. Zender resigns without “good reason”, we must pay him, in lieu of any other payments or benefits, any base salary earned but not paid through the termination date.
If we terminate Mr. Zender without “cause” or if Mr. Zender resigns for “good reason”, we shall continue to pay Mr. Zender (i) his base salary for a period of 12 months after the termination date and (ii) continue to provide life insurance benefits to the extent permitted under such plans until the earlier of such 12-month period and the date he has commenced new employment; conditioned upon Mr. Zender’s signing of a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Zender’s compliance with provisions relating to confidentiality, proprietary rights, and restricted activities.
The Zender Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and non-competition that apply during Mr. Zender’s employment and extend for one year thereafter.
James Comitale
In October 2021, we entered into an employment agreement with James Comitale, our Senior Vice President, General Counsel and Corporate Secretary (the “Comitale Agreement”). Under the terms of the Comitale Agreement, Mr. Comitale is entitled to receive a minimum annual base salary, which will be reevaluated annually by the Compensation Committee or our Board. Mr. Comitale is also eligible to receive an annual cash performance bonus based on our ability to achieve certain Company EBITDA targets per fiscal year. If our Company EBITDA is equal to or greater than a maximum for any given year, the bonus is 100% of his base salary; if our Company EBITDA is equal to the target Company EBITDA for a given year, the bonus is 50% of his base salary; and if our Company EBITDA is equal to or less than a minimum threshold for any given year, Mr. Comitale will not be entitled to a bonus for that year.
Either we or Mr. Comitale may terminate the employment agreement at any time upon written notice as specified in the Comitale Agreement and outlined below. We may terminate Mr. Comitale’s employment immediately by written notice for “cause”, death or “disability”, and with 30 days’ prior written notice without “cause”. Mr. Comitale may resign by written notice for “good reason” and with 30 days’ prior written notice without “good reason”. Such terms are defined in Mr. Comitale’s employment agreement, as may be amended from time to time.
If we terminate Mr. Comitale’s employment for cause or due to his disability or death, or if Mr. Comitale resigns without good reason, we must pay to him, in lieu of any other payments or benefits hereunder, any base salary earned but not paid through the termination date.
If we terminate Mr. Comitale’s employment without cause or if Mr. Comitale resigns for good reason, we must continue to pay Mr. Comitale his base salary for a period of twelve (12) months after the termination date and continue to provide life insurance benefits to the extent permitted under such plans until the earlier of such 12-month period and the date he has commenced new employment; conditioned upon Mr. Comitale signing a release of claims within 21 days following the termination date and not revoking such release within seven days thereafter, and further conditioned on Mr. Comitale’ s compliance with provisions relating to confidentiality, proprietary rights and restricted activities.
The Comitale Agreement includes confidentiality provisions as well as provisions relating to proprietary rights, non-disparagement, non-solicitation, and noncompetition that apply during Mr. Comitale’s employment and extend for one year thereafter (six months thereafter with respect to proprietary rights).

2026 PROXY STATEMENT 41

Potential Payments Upon Termination of Employment or Change in Control
The following table summarizes amounts that, as of the last day of Fiscal 2025, would be payable to each of our NEOs upon resignation by the NEO with “Good Reason” or by us without “Cause,” or upon a termination following a “Change in Control” (all as defined in the respective agreements as in effect as of the last day of Fiscal 2025). We do not have single-trigger payments upon a Change in Control. In the event of a termination by us for “Cause” or by reason of death or disability, or without “Good Reason,” no amounts are paid other than base salary earned but not paid through the termination date:

	“Good Reason” or Termination without “Cause” Termination Following a Change in Control(3)
	Severance Payments ($)(1)	Annual Incentive ($)(2)	Equity Compensation ($)(3)	Other Compensation ($)(4)	Total ($)
Eric van der Valk	1,550,000	1,025,818	4,844,624	105,168	7,525,610
Robert Helm	525,000	—	2,178,207	950	2,704,157
John Swygert	2,308	606,395	15,781,571	60	16,390,334
Chris Zender	500,000	—	654,332	4,286	1,158,618
James Comitale	355,000	—	1,270,710	3,778	1,629,488
(1)
Each of our NEOs is eligible to receive separation payments in the event the NEO resigns from the Company for “Good Reason” or is terminated by the Company without “Cause”, subject to certain conditions. These conditions are more fully described in “Employment Agreements.” The amount reflected in this column for Mr. Swygert represents the value of his base salary for the one day between expiration of Fiscal 2025 on January 31, 2026 and the then-current expiration date of Mr. Swygert’s Executive Chairman Agreement on February 1, 2026.

(2)
In the event Mr. van der Valk or Mr. Swygert resigned for “Good Reason” or was terminated without “Cause” as of the end of Fiscal 2025, then the Company would have paid a pro-rated portion of their bonus for the fiscal year in which such termination occurred based on actual performance. The amounts shown represent the full Fiscal 2025 bonus earned by each executive, as termination is assumed to occur on the last day of the fiscal year.

(3)
We do not maintain separate change in control agreements with any NEOs, but the 2015 Plan and 2025 Plan provide that equity awards granted to our NEOs will be accelerated to the extent that the NEO experiences a termination without “Cause” or with “Good Reason” (as defined in their employment agreements, if at all) within 12 months of the change in control. In addition, pursuant to the Executive Chairman Agreement, in the event Mr. Swygert’s employment is terminated without “Cause” or he resigns for “Good Reason,” all unvested equity awards will accelerate and all options will become fully exercisable. Amounts for all NEOs represent stock options and RSUs outstanding as of January 31, 2026 and are calculated based on $110.31, the closing price of the Company’s common stock on January 30, 2026, the last trading day of Fiscal 2025 (and for options, the difference between such closing price and exercise price of the option).

(4)
In the event Mr. van der Valk resigned for “Good Reason” or was terminated without “Cause” as of the end of Fiscal 2025, then the Company would have provided health, life, and disability insurance during the severance period of 24 months following the date of termination. In the event Mr. Swygert resigned for “Good Reason” or was terminated without “Cause” as of the end of Fiscal 2025, then the Company would have provided life insurance until the earlier of the end of the term of the Executive Chairman Agreement or the date he ceases to be eligible for such coverage under applicable law or the plan terms. The amount reflected in this column for Mr. Swygert represents the value of such benefits for the one day between expiration of Fiscal 2025 on January 31, 2026 and the then-current expiration date of Mr. Swygert’s Executive Chairman Agreement on February 1, 2026. In the event any of the NEOs other than Mr. van der Valk and Mr. Swygert resigned for “Good Reason” or were terminated without “Cause” as of the end of Fiscal 2025, then the Company would have provided life insurance during the severance period of 12 months following the date of termination. The amounts included in this column represent the premium costs of such benefits that would be paid by the Company based on the premium costs in effect as of the end of Fiscal 2025. In the event any of the NEOs experienced a termination due to death as of the end of Fiscal 2025, payouts for life insurance benefits would be $400,000.00 for each NEO.

Pension Benefits
None of our NEOs participated in or received benefits from a pension plan during Fiscal 2025 or in any prior year.
Nonqualified Deferred Compensation
None of our NEOs participated in or received benefits from a nonqualified deferred compensation plan during Fiscal 2025 or in any prior year.
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our median associate and the annual total compensation of our Chief Executive Officer during Fiscal 2025, Eric van der Valk.

42 2026 PROXY STATEMENT

The 2025 annual total compensation of the median compensated employee, other than our Chief Executive Officer, was $34,604. Mr. van der Valk’s total annual compensation for Fiscal 2025, as reported under the “Total” column in the 2025 Summary Compensation Table, was $5,036,744. The ratio of these amounts is 146 to 1.
As of the end of Fiscal 2025, the Company employed approximately 13,000 associates across 645 stores in 34 states. We determined that we could use the median compensated employee from Fiscal 2024 as nothing occurred in Fiscal 2025 that required a change to the median compensated employee. For Fiscal 2024, to identify the median compensated employee, we analyzed employees as of February 3, 2024. We used total cash compensation, including base salary (and overtime and allowances as applicable) for Fiscal 2023, with salaries annualized for those permanent employees who did not work for the full fiscal year as our consistently applied compensation measure. We did not make any other adjustments permissible by the SEC in Fiscal 2023 nor did we make any other material assumptions or estimates to identify our median employee.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported herein, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT 43

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s core compensation objectives and executive compensation program, refer to the “Compensation Discussion and Analysis” above. Mr. van der Valk, our President and Chief Executive Officer (“CEO”) for all of Fiscal 2025, was our principal executive officer (“PEO”) for Fiscal 2025, and references to the CEO in this section is the same as the required disclosure of our PEO.

Fiscal Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Thousands) ($)(7)	Adjusted EBITDA (Thousands) ($)(8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	5,036,744	4,606,367	1,951,862	1,463,001	116.45	161.92	240,596	365,961
2024	5,905,159	11,371,547	1,502,255	2,378,849	117.71	157.01	199,762	313,076
2023	5,347,545	8,410,943	1,399,634	1,951,705	79.25	117.87	181,439	275,156
2022	4,117,437	5,902,431	973,808	728,920	56.97	87.83	102,790	168,875
2021	4,253,126	1,021,150	814,046	478,806	47.43	103.94	157,455	237,332

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for our CEO for each corresponding year in the “Total” column of the “Summary Compensation Table.” Our CEO for 2025 was Mr. van der Valk. Our CEO for 2021 through 2024 was Mr. Swygert.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our respective CEO during the applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to our CEO’s compensation. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the respective CEO’s total compensation for each year to determine the compensation actually paid to him for the relevant year:

Year	Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to CEO ($)
2025	5,036,744	(3,200,027)	2,769,650	4,606,367
2024	5,905,159	(3,499,959)	8,966,347	11,371,547
2023	5,347,545	(3,200,010)	6,263,408	8,410,943
2022	4,117,437	(3,199,971)	4,984,965	5,902,431
2021	4,253,126	(3,199,997)	(31,979)	1,021,150

(a)
The amounts reported in this column represent the sum of the grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table” for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. During the applicable years, there were no (i) equity awards that were granted and vested in the same year, (ii) equity awards granted in prior years that failed to meet vesting conditions during the applicable year, or (iii) dividends or other earnings on equity awards that are not otherwise reflected in the fair value of the equity award or otherwise included in the total compensation for the applicable year. The valuation assumptions used to calculate the fair value of the equity awards on the applicable date did not materially differ from those disclosed as of the grant date in our Annual Report on Form 10-K for the applicable fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	2025	2024	2023	2022	2021
Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	3,109,974	5,304,262	4,198,366	4,162,954	1,698,456
Change in Fair Value (as of Year-End from Prior Year-End) of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	(260,237)	3,491,384	1,734,377	675,099	(1,362,003)
Change in Fair Value (as of Vesting Date from Prior Year-End) of Equity Awards Granted in Prior Years that Vested in the Year ($)	(80,087)	170,701	330,665	146,912	(368,432)
Subtract: Forfeitures During Current Year Equal to Prior Year-end Fair Value ($)	—	—	—	—	—
Total Equity Award Adjustments ($)	2,769,650	8,966,347	6,263,408	4,984,965	(31,979)

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs other than our CEO as a group (the “Non-PEO NEOs”) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names

44 2026 PROXY STATEMENT

of the Non-PEO NEOs included for purposes of calculating the average amounts for each applicable year are as follows: (i) for 2025, Messrs. Helm, Swygert, Zender, and Comitale; (ii) for 2024, Messrs. Helm, van der Valk, Zender, and McLain; (iii) for 2023, Messrs. Helm, van der Valk, McLain, and Comitale; (iv) for 2022, Messrs. Helm, van der Valk, McLain, and Kraus, and Jay Stasz (our former chief financial officer); and (v) for 2021, Messrs. Stasz, van der Valk, McLain, and Kraus.
(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to the compensation of the Non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the average compensation actually paid to the Non-PEO NEOs as a group for the relevant year, using the same methodology described above in Note 2:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,951,862	(987,474)	498,613	1,463,001
2024	1,502,255	(737,511)	1,614,105	2,378,849
2023	1,399,634	(599,992)	1,152,063	1,951,705
2022	973,808	(692,264)	447,376	728,920
2021	814,046	(466,889)	131,649	478,806

(a)
The amounts reported in this column represent the average sum of the grant date fair value of equity awards granted to the Non-PEO NEOs as reported in the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table” for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the average amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for equity awards granted in prior years that vest in the applicable year, the average amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. During the applicable years, there were no (i) equity awards that were granted and vested in the same year, (ii) equity awards granted in prior years that failed to meet vesting conditions during the applicable year, or (iii) dividends or other earnings on equity awards that are not otherwise reflected in the fair value of the equity award or otherwise included in the total compensation for the applicable year. The valuation assumptions used to calculate the fair value of the equity awards on the applicable date did not materially differ from those disclosed as of the grant date in our Annual Report on Form 10-K for the applicable fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	2025	2024	2023	2022	2021
Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	933,500	1,061,445	787,180	678,828	245,981
Average Change in Fair Value (as of Year-End from Prior Year-End) of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	(314,396)	510,691	311,742	28,942	(109,640)
Average Change in Fair Value (as of Vesting Date from Prior Year-End) of Equity Awards Granted in Prior Years that Vested in the Year ($)	(120,491)	41,969	53,141	1,034	(4,692)
Subtract: Forfeitures During Current Year Equal to Prior Year-end Fair Value ($)	—	—	—	(261,428)	—
Total Average Equity Award Adjustments ($)	498,613	1,614,105	1,152,063	447,376	131,649

(5)
The amounts reported in column (f) represent cumulative total shareholder return (“TSR”) from January 29, 2021, the last trading day before the start of our fiscal year ending on January 29, 2022 (“Fiscal 2021”), through the last trading day for the applicable fiscal year in the table. TSR is calculated by dividing the following (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the Company’s share price at the beginning of the measurement period, and (b) the Company’s share price at the beginning of the measurement period.

(6)
The amounts reported in column (g) represent the weighted peer group TSR from January 29, 2021, the last trading day before the start of Fiscal 2021, through the last trading day for the applicable fiscal year in the table, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the NASDAQ US Benchmark Retail Index over the same period. The peer group TSR is calculated by dividing the following (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the index value at the end and the index value at the beginning of the measurement period, and (b) the index value at the beginning of the measurement period.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements reported in our Annual Report on Form 10-K for the applicable fiscal year.
(8)
The amounts reported in this column represent Adjusted EBITDA. Adjusted EBITDA is defined as net income before net interest income or expense, depreciation and amortization expenses, and income taxes, further adjusted for non-cash stock-based compensation expense and gains on insurance settlements. While the Company uses various financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s, the Compensation Committee’s, and the Board’s assessments, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance. Reconciliation and further information for Adjusted EBITDA can be found beginning on page 32 of our Annual Report on Form 10-K for Fiscal 2025.

2026 PROXY STATEMENT 45

Financial Performance Measures
As described in greater detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a mix of objective financial performance measures that seek to align the interests of the stockholders and executives while emphasizing variable, at-risk compensation largely tied to Company performance goals and balancing both long- and near-term objectives. The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s the Compensation Committee’s, and the Board’s assessments, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance.
The most important financial performance measure used by the Company for Fiscal 2025 to link compensation actually paid to the NEOs to Company performance is as follows, and there were no other such financial performance measures used for Fiscal 2025:
•	Adjusted EBITDA
Analysis of the Information Presented in the Pay versus Performance Table
As noted above, the Company’s executive compensation program reflects a mix of objective financial performance measures that seek to balance both the Company’s long- and near-term objectives. As a result, the Company’s financial performance measures will not specifically align with compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Relationship between Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between the compensation actually paid to our CEOs, Mr. Swygert and Mr. van der Valk, respectively, during the applicable years, the average compensation actually paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, from January 29, 2021, the last trading day before the start of Fiscal 2021, through January 30, 2026, the last trading day of Fiscal 2025.

Compensation Actually Paid ($000s)
vs. Cumulative TSR
Cumulative TSR (to $100)
Compensation Actually Paid ($ in 000s)
180
160
140
120
100
80
60
40
20
-
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
January 29, 2021
2021
2022
2023
2024
2025
$1,021
$479
$5,902
$729
$8,411
$1,952
$11,372
$2,379
$4,606
$1,463
CEO Compensation Actually Paid ($000s)
Average Non-PEO NEOs Compensation Actually Paid ($000s)
Ollie's Bargain Outlet Holdings, Inc.
NASDAQ US Benchmark Retail Index

46 2026 PROXY STATEMENT

Relationship Between Compensation Actually Paid and Net Income
The following graph sets forth the relationship between the compensation actually paid to our CEOs, Mr. Swygert and Mr. van der Valk, respectively, during the applicable years, the average compensation actually paid to our Non-PEO NEOs, and the Company’s net income over the five most recently completed fiscal years.

Compensation Actually Paid
vs. Ollie's Bargain Outlet Net Income
Net Income ($ in Millions)
Compensation Actually Paid ($ in Millions)
$300
$250
$200
$150
$100
$50
$-
$12
$10
$8
$6
$4
$2
$-
$1.0
$0.5
$5.9
$0.7
$8.4
$2.0
$11.4
$2.4
$4.6
$1.5
$157.5
$102.8
$181.4
$199.8
$240.6
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Net Income

Relationship Between Compensation Actually Paid and Adjusted EBITDA
The following graph sets forth the relationship between compensation actually paid to our CEOs, Mr. Swygert and Mr. van der Valk, respectively, during the applicable years, the average compensation actually paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

Compensation Actually Paid
vs. Ollie's Bargain Outlet Adjusted EBITDA
Adjusted EBITDA ($ in Millions)
Compensation Actually Paid ($ in Millions)
$400
$350
$300
$250
$200
$150
$100
$12
$10
$8
$6
$4
$2
$-
2021
2022
2023
2024
2025
$1.0
$0.5
$237.3
$5.9
$0.7
$168.9
$8.4
$2.0
$275.2
$11.4
$2.4
$313.1
$4.6
$1.5
$366.0
CEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
Adjusted EBITDA

2026 PROXY STATEMENT 47

Comparison of Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares our cumulative TSR over the five most recently completed fiscal years, from January 29, 2021, the last trading day before the start of Fiscal 2021, through January 30, 2026, the last trading day of Fiscal 2025, to that of the peer group, the NASDAQ US Benchmark Retail Index, over the same period.

Comparison of Cumulative TSR of Ollie's Bargain Outlet Holdings, Inc. and NASDAQ US Benchmark Retail Index (FYE 2020 = $100)
200
180
160
140
120
100
80
60
40
Cumulative TSR (to $100)
January 29, 2021
2021
2022
2023
2024
2025
Fiscal Year
Ollie's Bargain Outlet Holdings, Inc.
NASDAQ US Benchmark Retail Index

48 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table includes information as of the Record Date, about the beneficial ownership of our common stock by:
•	each person or group who is known by us to own beneficially more than 5% of our common stock;
•	each member of our Board, each nominee for election as a director, and each of our NEOs; and
•	all members of our Board and our executive officers as a group.
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as otherwise indicated by footnote, the number of shares and percentage ownership indicated in the following table is based on 60,661,294 outstanding shares of common stock as of the Record Date. In addition, shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the entity or person holding such options for the purpose of computing the percentage ownership of such entity or person, but are not treated as outstanding for the purpose of computing the number of shares owned and percentage ownership of any other entity or person. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below will have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
Unless otherwise indicated, the address for each holder listed below is c/o Ollie’s Bargain Outlet Holdings, Inc., 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of shares	Percentage of Class
5% Stockholder Not Listed Below:
FMR LLC	7,427,167.74(1)	12.24%
BlackRock, Inc.	5,287,909(2)	8.72%
Kayne Anderson Rudnick Investment Management LLC	3,674,154(3)	6.06%
Summit Trail Advisors, LLC	3,410,580(4)	5.62%
Vanguard Capital Management	3,223,420(5)	5.28%
Named Executive Officers and Directors:
John Swygert	215,683(6)	*
Robert Helm	15,402(7)	*
Eric van der Valk	50,463(8)	*
Chris Zender	3,903(9)	*
James Comitale	11,216(10)	*
Alissa Ahlman	10,103(11)	*
Mary Baglivo	3,075(12)	*
Robert Fisch	24,934(13)	*
Stanley Fleishman	32,572(14)	*
Thomas Hendrickson	8,434(15)	*
Abid Rizvi	5,273(16)	*
Stephen White	18,570(17)	*
Richard Zannino	12,289(18)	*
All Board members and executive officers as a group (15 persons)	456,022	0.75%
Outstanding Shares	60,661,294
*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)
In its Schedule 13G/A filed on February 12, 2025, FMR LLC, 245 Summer Street, Boston, MA 02210, stated that it beneficially owned the number of shares reported in the table as of December 31, 2024, had sole voting power over 7,423,208.19 of the shares, had sole dispositive power over 7,427,167.74 shares, and had no shared voting power or shared dispositive power over any of the shares.

2026 PROXY STATEMENT 49

(2)
In its Schedule 13G/A filed on January 25, 2024, BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, stated that it beneficially owned the number of shares reported in the table as of December 31, 2023, had sole voting power over 5,142,929 shares, had sole dispositive power over 5,287,909 shares, and had no shared voting power or shared dispositive power over any of the shares.

(3)
In its Schedule 13G/A filed on February 13, 2026, Kayne Anderson Rudnick Investment Management LLC, 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067, stated that it beneficially owned the number of shares reported in the table as of December 31, 2025, had sole voting power over 2,765,846 shares, had shared voting power over 876,744 shares, had sole dispositive power over 2,797,410 shares, and had shared dispositive power over 876,744 shares.

(4)
In its Schedule 13G filed on January 30, 2024, Summit Trail Advisors, LLC, 2 Grand Central Tower, 140 E 45th Street, 28th Floor, New York, New York 10017, stated that it beneficially owned the number of shares reported in the table as of December 31, 2023, had no sole voting power over any of the shares, had no shared voting power over any of the shares, had no sole dispositive power over any of the shares, and had shared dispositive power over 3,410,580 shares.

(5)
In its Schedule 13G filed on April 30, 2026, Vanguard Capital Management, 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of shares reported in the table as of March 31, 2026, had sole voting power over 469,325 of the shares, had no shared voting power over any of the shares, had sole dispositive power over 3,223,420 of the shares, and no shared dispositive power over any of the shares.

(6)	Includes 48,200 shares held directly by Mr. Swygert and 167,483 shares underlying vested options or options vesting within 60 days.
(7)	Includes 5,423 shares held directly by Mr. Helm and 9,979 shares underlying vested options or options vesting within 60 days.
(8)	Includes 13,175 shares held directly by Mr. van der Valk and 37,288 shares underlying vested options or options vesting within 60 days.
(9)	Includes 844 shares held directly by Mr. Zender and 3,059 shares underlying vested options or options vesting within 60 days.
(10)	Includes 4,682 shares held directly by Mr. Comitale and 6,534 shares underlying vested options or options vesting within 60 days.
(11)	Represents 10,103 shares held directly by Ms. Ahlman.
(12)	Represents 3,075 shares held directly by Ms. Baglivo.
(13)	Represents 24,934 shares held directly by Mr. Fisch.
(14)	Represents 32,572 shares held directly by Mr. Fleishman.
(15)
Represents 7,343 shares held indirectly via a trust Mr. Hendrickson and his spouse are trustees of the trust, and the reporting person and members of his immediate family are the sole beneficiaries of the trust and 1,091 shares held directly by Mr. Hendrickson.

(16)	Represents 5,273 shares held directly by Mr. Rizvi.
(17)	Represents 18,570 shares held directly by Mr. White.
(18)	Represents 12,289 shares held directly by Mr. Zannino.

50 2026 PROXY STATEMENT

Equity Compensation Plan Information
The following table sets forth, as of January 31, 2026, certain information related to our equity compensation plans under which our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by security holders	932,904(1)	$68.42(2)	4,909,853(3)
Equity compensation plans not approved by security holders	—	—	—
Total	932,904	$68.42	4,909,853

(1)
Includes 594,421 outstanding options and 337,012 non-vested RSUs granted pursuant to the 2015 Plan and no outstanding options and 1,471 non-vested Restricted Stock Units (“RSUs”) granted pursuant to our 2025 Plan. See Note 9 to our audited financial statements for Fiscal 2025 included in our Annual Report on Form 10-K for additional information regarding our Equity Plans.

(2)	Represents the weighted average price of outstanding stock options and does not take into account RSUs granted under the Equity Plans.
(3)	All shares of common stock reserved for future issuance are reserved for issuance under the 2025 Plan.

2026 PROXY STATEMENT 51

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our Audit Committee reviews and approves, or ratifies, related person transactions that exceed $120,000 individually or in the aggregate between us and (i) our directors, director nominees, or executive officers; (ii) any 5% record or beneficial owner of our common stock; or (iii) any immediate family member of any person specified in (i) and (ii) above. The Audit Committee will review all such related person transactions and, where the Audit Committee determines that such transactions are in our best interests, approve such transactions.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will, in its judgment, consider in light of the relevant facts and circumstances whether the related person transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the Audit Committee who is a related person with respect to a related person transaction under review or is otherwise not disinterested will not be permitted to participate in the discussions or approval or ratification of the related person transaction. Our policy also includes certain exemptions for related person transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain related person transactions.
During our fiscal year ended January 29, 2022, Mr. Swygert began serving on the Board of Directors and Audit Committee of Hillman Solutions Corp. (Nasdaq: HLMN) (“Hillman”), a leading North American provider of complete hardware solutions. Since the beginning of Fiscal 2025, the Company made an immaterial amount of purchases from Hillman and its related subsidiaries. In the third quarter of Fiscal 2024, the Company entered into a written agreement with Hillman regarding the placement of “Quick Tax” engraving machines (“Kiosks”) in select stores after a pilot program, in consideration for which, the Company will earn commissions on the net revenue generated by the Kiosks. Revenue from the Kiosks since the beginning of Fiscal 2025 was immaterial.
Mr. Rizvi has been a member of the Board since November 29, 2022. Mr. Rizvi currently serves as the Chief Executive Officer of AriZona Beverages, LLC. Since the beginning of Fiscal 2025 and through the Record Date, the Company has made purchases from AriZona Beverages, LLC in the aggregate amount of $6.1 million.

52 2026 PROXY STATEMENT

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board recommends that the stockholders ratify the selection of KPMG as our independent registered public accounting firm for Fiscal 2026. KPMG is currently our independent registered public accounting firm.
The Audit Committee is responsible for the appointment, compensation, evaluation, and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee considered, among other factors:
•	KPMG’s qualifications;
•	The quality and efficiency of KPMG’s historical and recent performance on the Company’s audit;
•	KPMG’s capability and expertise;
•	The quality and candor of communications and discussions with KPMG;
•	The ability of KPMG to remain independent;
•	The appropriateness of fees charged;
•
KPMG’s tenure as the Company’s independent registered public accounting firm and its familiarity with our operations, businesses, accounting practices, and internal controls over financial reporting; and

•	The possible rotation of the independent registered accounting firm, as well as the impact of such a rotation.
Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.
We have been advised that a representative of KPMG, our independent registered public accounting firm for Fiscal 2025, will attend the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.
The selection of KPMG as our independent registered accounting firm will be ratified by the affirmative vote of the holders of a majority of shares of common stock represented at the Annual Meeting and entitled to vote and voting on the proposal.
The Board unanimously recommends a vote “FOR” ratification of the selection of KPMG as our independent registered public accounting firm.

2026 PROXY STATEMENT 53

Principal Accountant Fees and Services
KPMG serves as our independent registered public accounting firm. The following table presents aggregate fees for professional services rendered by KPMG for Fiscal 2025 and Fiscal 2024.

	For the Fiscal Year Ended January 31, 2026	For the Fiscal Year Ended February 1, 2025
Audit Fees(1)	$1,356,995	$1,313,016
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(3)	$2,000	$1,780

(1)
Audit fees for Fiscal 2025 and Fiscal 2024 include fees for professional services rendered for the audit and quarterly reviews of our consolidated financial statements filed with the SEC on Forms 10-K and 10-Q and the audit of internal control over financial reporting. Audit fees for Fiscal 2025 also include fees for KPMG’s consent to the Company’s 2025 Equity Incentive Plan Form S-8.

(2)	There were no amounts billed for audit-related or tax fees for Fiscal 2024 or Fiscal 2025.
(3)	Other fees for Fiscal 2025 and Fiscal 2024 are for our use of KPMG’s online accounting research software.
All audit and non-audit services provided to the Company and its subsidiaries by KPMG, the Company’s independent registered public accounting firm, during Fiscal 2025, were pre-approved by the Audit Committee. The Audit Committee reviews and approves all of KPMG’s proposed audit and non-audit engagements and related fees. In addition, any audit and non-audit fees for newly proposed professional services that arise during the year, or changes to previously approved fees and work, are reviewed and approved, to the extent possible, in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year. Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chair to authorize such pre-approval and report on the same at the following regularly scheduled meeting. The Audit Committee has considered and discussed whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, with information and advice from KPMG, that the provision of such services has not adversely affected KPMG’s independence.
Pursuant to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms, and non-audit engagements with the independent registered public accounting firm on behalf of the Company in advance of providing any service. It is not the Audit Committee’s responsibility to prepare the financial statements of the Company, to plan or execute the audits of these statements, or to determine whether the statements themselves are accurate and set out in accordance with generally accepted accounting principles. Ollie’s management is responsible for the preparation of these statements and establishing and maintaining effective internal controls over financial reporting. The independent registered public accounting firm is responsible for the audit of Ollie’s financial statements and the audit of the effectiveness of Ollie’s internal control over financial reporting.

54 2026 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s oversight duties and responsibilities are set forth in its charter, which is reviewed periodically and updated as necessary. A current copy of the Audit Committee Charter can be found on our website at https://investors.ollies.com/highlights.
The Audit Committee:
•	reviewed and discussed our audited financial statements for Fiscal 2025 with management;
•
discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC; and

•
received from KPMG the written disclosures and letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence among the Audit Committee members themselves and with KPMG.

Based on these reviews, discussions, and the reports of KPMG, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2025 be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, for filing with the SEC.
The Audit Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Audit Committee’s responsibility for the appointment and oversight of the Company’s independent registered public accounting firm and determines whether to re-engage KPMG or consider other audit firms.
Submitted by the Audit Committee:
Thomas Hendrickson, Chair
Stanley Fleishman
Abid Rizvi
Stephen White

2026 PROXY STATEMENT 55

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING
In order to be included in the Company’s proxy materials for presentation at the Next Annual Meeting, a stockholder proposal pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices at Ollie’s Bargain Outlet Holdings, Inc., Attn: General Counsel, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112 by no later than the close of business on December 31, 2026, and must comply with the requirements of Rule 14a-8.
The Bylaws contain an advance notice of stockholder business and nominations requirement, which generally prescribes the procedures that a Company stockholder must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Board or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.
Accordingly, if a stockholder of the Company intends, at the Company’s Next Annual Meeting, to nominate a person for election to the Board or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on March 13, 2027, and not earlier than the close of business on February 11, 2027.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 12, 2027.
Notices should be addressed in writing to the Secretary at Ollie’s Bargain Outlet Holdings, Inc., Attn: Senior Vice President, General Counsel, and Corporate Secretary, 6295 Allentown Boulevard, Suite 1, Harrisburg, Pennsylvania 17112.
OTHER BUSINESS
The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.
It is important that your proxy be returned promptly, whether by mail, by the internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the Annual Meeting in person, you may withdraw any proxy (including an internet or telephonic proxy) and vote your own shares.

By Order of the Board,

ERIC VAN DER VALK
President and Chief Executive Officer

56 2026 PROXY STATEMENT

BARGAIN IS OUR MIDDLE NAME®

OLLI NasdaqListed

© 2026 Ollie's Bargain Outlet, Inc.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92048-P48067 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLLIE'S BARGAIN OUTLET HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors of the Board to hold office until the 2027 Annual Stockholders Meeting or until their respective successors have been elected and qualified.

Nominees:	For	Against	Abstain
1a. Alissa Ahlman	☐	☐	☐
1b. Mary Baglivo	☐	☐	☐
1c. Robert Fisch	☐	☐	☐
1d. Stanley Fleishman	☐	☐	☐
1e. Thomas Hendrickson	☐	☐	☐
1f. Abid Rizvi	☐	☐	☐
1g. John Swygert	☐	☐	☐
1h. Eric van der Valk	☐	☐	☐
1i. Stephen White	☐	☐	☐
1j. Richard Zannino	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To approve a non-binding advisory proposal regarding named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2027.	☐	☐	☐

NOTE: Such other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Annual Proxy Statement and 10-K Wrap are available at www.proxyvote.com

V92049-P48067

OLLIE'S BARGAIN OUTLET HOLDINGS, INC.
Annual Meeting of Stockholders
June 11, 2026 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Eric van der Valk, Robert Helm, and Chris Zender, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OLLIE'S BARGAIN OUTLET HOLDINGS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held live at the Colonial Golf and Tennis Club, 4901 Linglestown Road, Harrisburg, PA 17112 at 10:00 AM, EDT on June 11, 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side